Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

WR OPERATING LLC, AS SELLER

AND

NORTHERN OIL AND GAS, INC., AS PURCHASER

July 27, 2018

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EXHIBITS

Exhibit A	Leases
Exhibit B-1	Wells
Exhibit B-2	Development Locations
Exhibit C	Form of Conveyance
Exhibit D	Registration Rights Agreement
Exhibit E	Escrow Agreement

SCHEDULES

Schedule 2.2(d)	Contracts
Schedule 2.2(e)	Surface Contracts
Schedule 2.3	Excluded Assets
Schedule 2.4	Certain Allocations
Schedule 3.1(c)	Stock Consideration
Schedule 3.3	Allocated Values
Schedule 6.7	Contested Taxes
Schedule 6.8	Compliance with Laws
Schedule 6.10	Payments for Hydrocarbon Production
Schedule 6.11	Governmental Authorizations
Schedule 6.12	Preference Rights and Transfer Requirements
Schedule 6.13	Payout Balances
Schedule 6.14	Outstanding Capital Commitments
Schedule 6.15	Imbalances
Schedule 6.20	Mortgages and Other Instruments
Schedule 6.21	Bonds and Credit Support
Schedule 7.11(b)	Capitalization Exceptions
Schedule 7.11(c)	Equity Interests
Schedule 7.15	Purchaser Material Liabilities
Schedule 8.5(a)	Seller Operation of Business
Schedule 8.5(b)	Purchaser Operation of Business
Schedule 10.4(c)	Seller’s Account Information

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”), dated as of July 27, 2018, is made and entered into by and between WR Operating LLC, a Delaware limited liability company (“Seller”), and Northern Oil and Gas, Inc., a Delaware corporation (“Purchaser”).

RECITALS

A. Seller owns certain interests in the Assets as more fully described in Section 2.2 and the exhibits hereto.

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the properties and rights of Seller hereafter described, in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used herein (i) the following terms shall have the meaning ascribed to them below, and (ii) other terms defined in the other provisions of this Agreement shall have the meaning ascribed to them in such provisions.

“Additional Consideration” has the meaning set forth in Section 3.1(c).

“Adjusted Cash Consideration” means the Cash Consideration after calculating and applying the adjustments set forth in Section 3.2.

“Adjustment Period” has the meaning set forth in Section 3.2(a).

“AEA” has the meaning set forth in the definition of Environmental Laws.

“AFE” means authority for expenditure.

“Affiliates” with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement. Notwithstanding the foregoing and except as such term is used in Section 4.4(k), “Affiliates”, when used with respect to Seller, shall only include W Energy Partners LLC and its subsidiaries.

“Aggregate Indemnity Deductible” has the meaning set forth in Section 12.4(c).

“Agreed Accounting Firm” has the meaning set forth in Section 10.4(b).

“Agreement” has the meaning set forth in the preamble.

“Allocated Value” has the meaning set forth in Section 4.4(a).

“Allocation” has the meaning set forth in Section 3.3.

“Asset Taxes” means ad valorem, property, excise, severance, production, sales, use and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Assets” has the meaning set forth in Section 2.2.

“Assumed Seller Obligations” has the meaning set forth in Section 12.3.

“Business Combination” means any merger, consolidation or other business combination involving Purchaser or any of its subsidiaries, whether effectuated through one transaction or a series of related transactions.

“Business Day” means each calendar day except Saturdays, Sundays, and federal holidays.

“Cash Consideration” has the meaning set forth in Section 3.1(a).

“Casualty Loss” has the meaning set forth in Section 4.5(b).

“CERCLA” has the meaning set forth in the definition of Environmental Laws.

“Claim Notice” has the meaning set forth in Section 12.4(b).

“Closing” has the meaning set forth in Section 10.1(a).

“Closing Date” has the meaning set forth in Section 10.1(b).

“Closing Payment” has the meaning set forth in Section 10.4(a).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between W Energy Partners, LLC and Purchaser, dated effective June 6, 2018.

“Contracts” has the meaning set forth in Section 2.2(d).

“Conveyance” has the meaning set forth in Section 4.1(b).

“COPAS” has the meaning set forth in Section 2.4(b)(i).

“Cure Deadline Date” has the meaning set forth in Section 11.1(c).

“Cure Period” has the meaning set forth in Section 4.4(c).

“Defect Deductible” has the meaning set forth in Section 4.4(l).

“Defensible Title” has the meaning set forth in Section 4.2.

“Deposit” has the meaning set forth in Section 3.1(b).

“Development Locations” means the undrilled well locations identified on Exhibit B-2.

“Disputed Environmental Matters” has the meaning set forth in Section 5.3(b).

“Disputed Title Matters” has the meaning set forth in Section 4.4(k).

“Effective Time” has the meaning set forth in Section 2.4(a).

“Environmental Claim Date” has the meaning set forth in Section 5.3(a).

“Environmental Defect” has the meaning set forth in Section 5.3(a).

“Environmental Defect Amount” has the meaning set forth in Section 5.3(a).

“Environmental Defect Notice” has the meaning set forth in Section 5.3(a).

“Environmental Laws” means, as the same may have been amended, any federal, state or local Law relating to (i) the control of any potential pollutant or protection of the environment, including air, water or land, (ii) the generation, handling, treatment, storage, disposal or transportation Hazardous Materials or waste materials, (iii) the regulation of or exposure to Hazardous Materials, (iv) the cleanup, restoration, or remediation of, or other response to Hazardous Materials on, at, or migrating from, any property, or (v) responsibility for, response to, or restoration of damages (including natural resource damages) caused by Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq. (“AEA”); and all applicable related Law, whether local, state, territorial, or national, of any Governmental Body having jurisdiction over the property in question addressing pollution or the environment and all regulations implementing the foregoing. The term “Environmental Laws” includes all judicial and administrative decisions, orders, directives, and decrees issued by a Governmental Body pursuant to the foregoing.

“Environmental Liabilities” shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, reasonable attorneys’ fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws which are attributable to the ownership or operation of the Assets prior to the Closing or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws which is attributable to the ownership or operation of the Assets prior to the Closing.

“Equipment” has the meaning set forth in Section 2.2(f).

“Escrow Account” means the account maintained by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement.

“Escrow Agent” means BOKF, NA dba Colorado State Bank and Trust, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means an Escrow Agreement dated as of the date hereof by and among Purchaser, Seller and Escrow Agent, in form and substance substantially similar to that attached hereto as Exhibit E.

“Escrow Funds” has the meaning in Section 3.1(b).

“Event” has the meaning set forth in definition of Material Adverse Effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.3.

“Excluded Seller Obligations” has the meaning set forth in Section 12.3.

“Final Cash Consideration” has the meaning set forth in Section 10.4(b).

“Final Settlement Date” has the meaning set forth in Section 10.4(b).

“Formation” means:

(a) as used with respect to each Well, the Bakken formation, the Three Forks formation and the currently producing formation for such Well as set forth on Exhibit B-1;

(b) as used with respect to each Development Location, the Bakken formation and the Three Forks formation.

“Fundamental Representations” has the meaning set forth in Section 12.4(a).

“GAAP” means generally accepted accounting principles in effect in the United States as amended from time to time.

“Governmental Authorizations” has the meaning set forth in Section 6.11.

“Governmental Body” or “Governmental Bodies” means any federal, state, local, municipal, or other government; any governmental, regulatory or administrative agency, commission, body, arbitrator or arbitration panel or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“Hazardous Material” means (i) any “hazardous substance,” as defined by CERCLA, (ii) any “hazardous waste” or “solid waste,” in either case as defined by RCRA, and any analogous state statutes, and any regulations promulgated thereunder, (iii) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any applicable Environmental Laws, (iv) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in AEA and any amendments or authorizations thereof, (v) any regulated asbestos-containing materials in any form or condition, (vi) any regulated polychlorinated biphenyls in any form or condition, and (vii) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof that have been released into the environment.

“Hedge” means any future, derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons or securities, to which Seller or the Assets are bound.

“Hydrocarbons” means oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous and liquid hydrocarbons or any combination thereof and sulphur and other minerals extracted from or produced with the foregoing.

“Imbalance” or “Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location.

“Income Taxes” means any income, franchise and similar Taxes.

“Indemnified Party” has the meaning set forth in Section 12.7(a).

“Indemnifying Party” has the meaning set forth in Section 12.7(a).

“Independent Expert” has the meaning set forth in Section 5.3(b).

“Individual Environmental Threshold” has the meaning set forth in Section 5.3(c).

“Individual Indemnity Threshold” has the meaning set forth in Section 12.4(c)

“Individual Title Defect Threshold” has the meaning set forth in Section 4.4(l).

“knowledge” means (i) when used with respect to Seller, the actual knowledge, of John Wunderlick, Shane Hannabury and Brett Hairston and (ii) when used with respect to Purchaser, the actual knowledge, of Michael Reger, Erik J. Romslo, Adam Dirlam, Nick O’Grady and Brandon Elliott.

“Lands” has the meaning set forth in Section 2.2(a).

“Law” or “Laws” means all statutes, laws, rules, regulations, ordinances, orders, decrees and codes of Governmental Bodies.

“Leases” has the meaning set forth in Section 2.2(a).

“Lock-Up Period” means the period commencing on the Closing Date and ending on October 31, 2019.

“Lock-Up Restrictions” has the meaning set forth in Section 8.11(a).

“Loss” or “Losses” means any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, Taxes, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other actual out of pocket expenses incurred in investigating and preparing for or in connection with any Proceeding); provided, however, notwithstanding anything stated in this Agreement to the contrary, “Loss” shall not include any special, punitive, exemplary, consequential or indirect damages, except in the case of fraud and to the extent a party is required to pay such damages to a third party in connection with a matter for which such party is entitled to indemnification under Article 11.

“Lowest Cost Response” means the response required or allowed under Environmental Laws that addresses the condition present at the lowest cost (considered as a whole taking into consideration any material negative impact such response may have on the operations of the relevant assets and any potential material additional costs or liabilities that may likely arise as a result of such response) as compared to any other response that is required or allowed under Environmental Laws.

“Material Adverse Effect” means, when used with respect to any Person, any change, inaccuracy, circumstance, effect, event, result, occurrence, condition or fact (each an “Event”) (whether or not (x) foreseeable or known as of the date of this Agreement or (y) covered by insurance) that has had, or could reasonably be expected to have, a material adverse effect on

(i) the ownership, operation or value of the Assets, taken as a whole, or (ii) the ability of such Person to consummate the transactions contemplated hereby. Excluded from such Events for purposes of determining whether a “Material Adverse Effect” has occurred or could reasonably be expected to occur are (A) Events resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (B) Events resulting from changes in general market, economic, financial or political conditions or any outbreak of hostilities or war or terrorist events, (C) Events that affect the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally (including changes in commodity prices or general market prices in the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally), (D) any effect resulting from a change in Laws or regulatory policies, (E) matters that are cured by the Closing at no cost to Purchaser or Seller, as applicable, (F) Events resulting from compliance by such Person with the terms of this Agreement, (G) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage, destruction or loss of such Person’s physical properties to the extent such change or effect would otherwise constitute a Material Adverse Effect) and (H) the downgrade in rating of any indebtedness of such Person or any of its subsidiaries; provided that except in the case of the foregoing (B) and (C), except to the extent that any such matters have a disproportionate and materially adverse effect on the assets or business of such Person relative to other businesses in the industry in which such Person operates.

“Material Contract” means, to the extent binding on Seller’s ownership of the Assets or Purchaser’s ownership thereof after Closing:

(a) any Contract that is a Hydrocarbon purchase and sale, transportation, gathering, treating, processing, or similar Contract that is not terminable without penalty on ninety (90) days’ or less notice;

(b) any Contract that can reasonably be expected to result in aggregate payments by Seller of more than Two Hundred Fifty Thousand Dollars ($250,000) net to Seller’s interest during the current or any subsequent fiscal year or more than Five Hundred Thousand Dollars ($500,000) in the aggregate net to Seller’s interest over the term of such Contract (based on the terms thereof and contracted (or if none, current) quantities where applicable);

(c) any Contract that is an indenture, mortgage, loan, credit agreement, sale-leaseback, guaranty of any obligation, bond, letter of credit, or similar financial Contract; and

(d) any Contract that constitutes a partnership agreement (including tax partnerships), joint venture agreement, area of mutual interest agreement, joint development agreement, joint operating agreement, farmin or farmout agreement, acreage contribution agreement or similar Contract where the primary obligation has not been completed prior to the Effective Time.

“Measurement Date” has the meaning set forth in Section 3.1(c).

“Monthly Activity Report” means, for each Reference Month, a report prepared by Seller detailing (i) the trading activity of Seller with respect to Purchaser Common Stock for such calendar month, (ii) the number of shares of Purchaser Common Stock held by Seller as of the first day and last day of such calendar month, (iii) any offer, pledge, contract or option to sell, directly or indirectly, any shares of Purchaser Common Stock or any securities convertible into, exercisable for or exchange for shares of Purchaser Common Stock entered into by Seller in such Reference Month, (iv) any swap or other arrangement entered into by Seller in such Reference Month that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchaser Common Stock, whether or not any such transaction is to be settled by delivery of Purchaser Common Stock, other securities, in cash or otherwise and (v) any other information (including month account statements) reasonably requested by Purchaser related to the Purchaser Common Stock held by Seller, the computation of the Additional Consideration or Seller’s compliance with the Volume Limitations.

“Net Revenue Interest” has the meaning set forth in Section 4.2(a).

“NORM” means naturally occurring radioactive material.

“Notice Period” has the meaning set forth in Section 12.7(a).

“NYSE American” means the NYSE American Stock Exchange.

“Permitted Encumbrances” has the meaning set forth in Section 4.3.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Phase I” or “Phase I Assessment” has the meaning set forth in Section 5.1.

“Phase II” or “Phase II Assessment” has the meaning set forth in Section 5.1.

“Preference Property” has the meaning set forth in Section 8.6(b).

“Preference Right” means any right or agreement that enables any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment or other transfer of any Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

“Proceeding” or “Proceedings” has the meaning set forth in Section 6.6.

“Properties” has the meaning set forth in Section 2.2(c).

“Property Costs” has the meaning set forth in Section 2.4(b)(ii).

“Purchase Price” has the meaning set forth in Section 3.1(a).

“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Common Stock” means Purchaser’s common stock, $0.001 par value per share.

“Purchaser Indemnified Persons” has the meaning set forth in Section 12.5.

“RCRA” has the meaning set forth in the definition of Environmental Laws.

“Recognized Environmental Conditions” has the meaning set forth in Section 5.1.

“Records” has the meaning set forth in Section 2.2(h).

“Reference Month” means, during the Lock-up Period, a calendar month identified on Schedule 3.1(c).

“Reference Price” means, with respect to a Reference Month, the reference price for such month identified on Schedule 3.1(c).

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into as of the Closing Date by and between Purchaser and Seller in the form attached hereto as Exhibit D.

“Retained Asset” has the meaning set forth in Section 8.6(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 7.9.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Seller” has the meaning set forth in the preamble hereto.

“Seller Indemnified Person” has the meaning set forth in Section 12.6.

“Standstill Period” has the meaning set forth in Section 8.11(d).

“Stock Consideration” has the meaning set forth in Section 3.1(a).

“Straddle Period” means any Tax period beginning before and ending after the Effective Time.

“Surface Contracts” has the meaning set forth in Section 2.2(e).

“Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other governmental fees or charges imposed by any Governmental Body, including any interest, penalties or additional amounts which may be imposed with respect thereto.

“Tax Returns” has the meaning set forth in Section 6.7(a).

“Termination Date” has the meaning set forth in Section 11.1(b).

“Test Price” means, with respect to a Reference Month, the greater of (a) the simple average of the daily volume weighted average price of a share of Purchaser’s Common Stock for each trading day during such Reference Month, as reported by Bloomberg Financial and (b) $2.00.

“Third Party Claim” has the meaning set forth in Section 12.7(a).

“Title Benefit” has the meaning set forth in Section 4.2(c).

“Title Benefit Amount” has the meaning set forth in Section 4.4(j).

“Title Benefit Notice” has the meaning set forth in Section 4.4(b).

“Title Claim Date” has the meaning set forth in Section 4.4(a).

“Title Defect” has the meaning set forth in Section 4.2(c).

“Title Defect Amount” has the meaning set forth in Section 4.4(d)(i).

“Title Defect Notice” has the meaning set forth in Section 4.4(a).

“Title Defect Property” has the meaning set forth in Section 4.4(a).

“Title Expert” has the meaning set forth in Section 4.4(k).

“Total Allocated Value” means $305,000,000.

“Transfer Requirement” means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Asset or any interest therein; provided, however, that “Transfer Requirement” shall not include any consent of, notice to, filing with, or other action by any Governmental Body in connection with the sale or conveyance of oil and/or gas leases or interests therein or Surface Contracts or interests therein, if they are not required prior to the assignment of such oil and/or gas leases, Surface Contracts or interests or they are customarily obtained by reasonably prudent purchasers subsequent to the sale or conveyance (including consents from state agencies).

“Transfer Taxes” has the meaning set forth in Section 13.3.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to an in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed, or final Treasury Regulations.

“Units” has the meaning set forth in Section 2.2(c).

“Unrestricted Shares” means, with respect to a Reference Month, the number of unrestricted shares for such month identified on Schedule 3.1(c).

“Volume Limitation” has the meaning set forth Section 8.11(c).

“Wells” has the meaning set forth in Section 2.2(b).

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Purchase and Sale. At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer and convey its interests in the Assets to Purchaser and Purchaser agrees to purchase, accept and pay for the interest of Seller in the Assets and to assume the Assumed Seller Obligations.

Section 2.2 Assets. As used herein, the term “Assets” means, subject to the terms and conditions of this Agreement, all of the right, title, interest and estate of Seller in and to the following, but excluding, in each case, the Excluded Assets:

(a) All of the oil and gas leases; subleases and other leaseholds; interests in fee; carried interests; reversionary interests; net profits interests; royalty interests; overriding royalty interests; forced pooled interests; farmout rights; options; mineral interests and other properties and interests, located in the counties of Billings, Bowman, Burke, Divide, Dunn, McKenzie, Mountrail, and Williams, North Dakota, including those described on Exhibit A, together with all rights, privileges, benefits and powers conferred upon the holder of said interests with respect to the use and occupation of the lands covered thereby (collectively, the “Leases”), together with each and every kind and character of right, title, claim, interest and estate that Seller has in and to the lands covered by the Leases and the interests currently pooled, unitized, communitized or consolidated therewith (the “Lands”);

(b) All oil, gas, water or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including the interests in the wells shown on Exhibit B-1 attached hereto (collectively, the “Wells”);

(c) All leasehold interests of Seller in or to any currently existing pools or units which include any Lands or all or a part of any Leases or include any Wells or Development Locations, including those pools or units related to the Lands or Leases and associated with the Wells and Development Locations shown on Exhibit B-1 or Exhibit B-2 (the “Units”; the Units, together with the Leases, Lands, and Wells, being hereinafter referred to as the “Properties”), and including all leasehold interests of Seller in production of Hydrocarbons from any such Units, whether such Unit production of Hydrocarbons comes from Wells or Development Locations located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

(d) All contracts, agreements and instruments by which the Properties and other Assets are bound or subject, or that relate to or are otherwise applicable to the Properties and other Assets, including all pooling and unitization agreements, production payment agreements, area of mutual interest agreements, surface use agreements, joint development agreements, joint venture agreements, farmin and farmout agreements, acreage contribution agreements, operating agreements, crude oil, condensate, natural gas, or other Hydrocarbon purchase and sale, gathering, transportation, and marketing agreements, operating agreements, balancing agreements, unitization agreements, processing agreements, Hydrocarbon balancing agreements, Hydrocarbon storage agreements, facilities or equipment leases, production handling agreements, and other contracts, agreements and instruments to which Seller is a party or in which Seller otherwise holds an interest or by which the Assets are bound to the extent applicable to the Properties or the production of Hydrocarbons produced in association therewith or therefrom, including those identified on Schedule 2.2(d) (collectively “Contracts”), but excluding any contracts, agreements and instruments to the extent transfer would result in a violation of applicable Law or is restricted by any Transfer Requirement that is not waived by Purchaser or satisfied pursuant to Section 8.6 and provided that “Contracts” shall not include the instruments constituting the Leases;

(e) All easements (including subsurface easements), permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (collectively “Surface Contracts”) appurtenant to, and used or held for use in connection with the Properties and other Assets, whether part of the premises covered by the Leases or Units or otherwise, including those identified on Schedule 2.2(e), but excluding any permits and other rights to the extent transfer would result in a violation of applicable Law or is restricted by any Transfer Requirement that is not waived by Purchaser or satisfied pursuant to Section 8.6;

(f) All equipment, materials, supplies, machinery, fixtures and other tangible personal property and improvements located on the Properties and used or held for use for the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons attributable thereto, including any well pads, well heads, tanks, tank batteries, boilers, buildings, fixtures, casing, tubing, spare parts and inventory, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone lines, roads, and other appurtenances, improvements, and facilities related thereto (collectively, the “Equipment”);

(g) All Hydrocarbons produced from or attributable to the Leases, Lands, Wells and Development Locations from and after the Effective Time, together with and subject to Imbalances associated with the Properties;

(h) All files, records, and data directly attributable to the Assets, whether tangible or intangible, whether physically or electronically stored, including copies of all land and lease files, accounting and production records (including invoices, work-tickets, material transfers, revenue remittances, check details, journal entries, ledgers, and sub-ledgers), equipment, inventory, division orders, surface damage and other related agreements, and title records (including abstracts of title, title opinions, ownership reports, and title curative documents), engineering records, production and processing records, operation records, technical records, surveys, maps and drawings and other related files (the “Records”); and

(i) To the extent transferable, and subject to payment by Purchaser of all third party transfer and license fees, all seismic data, information, records, gravity maps, gravity meter surveys, seismic surveys, well logs, and other similar geological or geophysical surveys or data covering any portion of the Leases or Lands, including any processed or reprocessed data, in each case only to the extent such data is transferable without the payment of any fee or additional consideration to a third Person.

Section 2.3 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the transaction contemplated hereby (collectively, the “Excluded Assets”):

(a) except to the extent necessary to satisfy the obligations of Seller under Section 8.1, (i) all corporate, personnel, financial, income and franchise tax and legal records of Seller that relate to the business of Seller generally (whether or not relating to the Assets), (ii) all books, records and files that relate to Excluded Assets, (iii) any records retained by Seller pursuant to Section 2.2(h) and any seismic surveys or data retained by Seller pursuant to Section 2.2(i), (iv) any books, records, data, files, logs, maps, evaluations, outputs, and accounting records to the extent disclosure or transfer would result in a violation of applicable Law or is restricted by any Transfer Requirement that is not satisfied pursuant to Section 8.6, (v) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (vi) attorney-client privileged communications and work product of legal counsel of Seller or its Affiliates (other than title opinions), (vii) all data of Seller that cannot be disclosed to Purchaser as a result of confidentiality arrangements under agreements with third parties (provided that Seller has used its commercially reasonable efforts to obtain waivers of such restrictions, which shall expressly not require the payment of any monies other than any monies that Purchaser has agreed to pay), (viii) records relating to the marketing, negotiation, and consummation of the sale of the Assets and (ix) copies of any other records, including the Records, retained by Seller pursuant to Section 2.5;

(b) all rights to any refund related to the Excluded Seller Obligations and any and all claims of Seller for refunds with respect to Tax Returns filed by Seller relating to, (i) Asset Taxes attributable to any period (or portion thereof) ending prior to the Effective Time, (ii) Income Taxes, (iii) Taxes attributable to the Excluded Assets and (iv) any other Taxes relating to the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that are attributable to any period (or portion thereof) ending prior to the Effective Time;

(c) Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;

(d) all trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, pre-paid expenses and deposits, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(e) all rights, titles, claims and interests of Seller or any Affiliates of Seller to or under (i) any policy or agreement of insurance or any insurance proceeds, except to the extent provided in Section 4.5, and (ii) any bond or bond proceeds;

(f) any patent, patent application, logo, service mark, copyright, trade name or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;

(g) all Retained Assets not conveyed to Purchaser pursuant to Section 8.6 and any Property excluded pursuant to Section 4.4(d)(iii);

(h) all personal property of Seller or any Affiliates of Seller that is not used or held for use in connection with the Assets, including all personal computers and associated peripherals, cell phones and all radio and telephone equipment;

(i) any offices, office leases and any personal property located in or on such offices or office leases;

(j) all proceeds of Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time (except proceeds from such Hydrocarbons for which the Cash Consideration is adjusted under Section 2.4);

(k) all audit rights and claims for reimbursements from third parties for any and all Property Costs, overhead or joint account reimbursements and revenues associated with all joint interest audits and other audits of any (i) Excluded Assets or (ii) Property Costs under any Contracts or under Law covering periods prior to the Effective Time or for which Seller is, in whole or in part, entitled to receive under Section 2.4;

(l) Seller’s right with respect to all claims and causes of action of Seller arising under or with respect to any Contract that are attributable to any period of time prior to the Effective Time (including claims for adjustments or refunds);

(m) all Hedges; and

(n) all right, title and interest to the properties and assets set forth on Schedule 2.3.

Section 2.4 Effective Time; Proration of Costs and Revenues.

(a) Subject to Section 2.5, possession of the Assets shall be transferred from Seller to Purchaser at the Closing, but certain financial benefits and burdens of the Assets shall be transferred and assumed effective as of 12:01 A.M., local time, where the respective Assets are located, on July 1, 2018 (the “Effective Time”), as described below.

(b) Subject to the provisions hereof (including Section 2.4(b)(iii) and the allocations contemplated thereby), and subject to the occurrence of Closing, Purchaser shall be entitled to all Hydrocarbon production from or attributable to the Assets at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and Purchaser shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time. Subject to the provisions hereof, Seller shall be entitled to all Hydrocarbon production from or attributable to the Assets prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and Seller shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred by Seller prior to the Effective Time.

(i) As used in this Agreement, the terms “earned” and “incurred” shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Society (“COPAS”) standards, as applicable. For purposes of this Section 2.4, determination of whether Property Costs are attributable to the period before or after the Effective Time shall be based on when services are rendered, when the goods are delivered, or when the work is performed.

(ii) As used in this Agreement, the term “Property Costs” means all operating costs attributable to the ownership and operation of the Assets (excluding without limitation Taxes) and capital expenditures incurred in the ownership and operation of the Assets and, where applicable, in accordance with the relevant operating or unit agreement or pooling order, if any, and overhead costs charged to the Assets under the relevant operating or unit agreement or pooling order, if any, and regardless of whether charged by an Affiliate of Seller or by a third party, but excluding damages attributable to (a) personal injury or death, property damage, torts, breach of contract, or violation of any Law, (b) obligations relating to the abandonment or plugging of Wells, dismantling or decommissioning facilities, closing pits and restoring the surface around such Wells, facilities and pits, (c) Environmental Liabilities, (d) obligations with respect to Imbalances, (e) obligations to pay royalties or other interest owners revenues or proceeds relating to the Assets but held in suspense, and (f) claims for indemnification or reimbursement from any third party with respect to costs of the types described in the preceding clauses (a) through (e), whether such claims are made pursuant to contract or otherwise.

(iii) For purposes of those Wells or Development Locations identified on Schedule 2.4, Schedule 2.4 (in the column labeled “Total Orig. Capex (Net)) details the costs to bring such wells on to production (including drilling, completion and related facilities) as reflected in all AFEs received by Seller on or before the Effective Time (the “Estimated Drilling and Completion Costs”). Seller shall be responsible for all costs invoiced pursuant to such AFEs up to the amount of the Estimated Drilling and Completion Costs (but excluding any costs set forth under the heading “Northern Capex”), regardless of whether such costs are incurred or paid prior to, on or after the Effective Time and all such cost shall be allocated to Seller under this Section 2.4; provided, however, that Seller’s responsibility hereunder shall only apply to costs invoiced on or before the 24 month anniversary of the Closing Date; and provided further that, with respect to any Well identified on Schedule 2.4, in the event the actual costs incurred for the scope of work set forth in the AFE for such Well is less than the Estimated Drilling and Completion Costs for such Well, Seller shall only be responsible for such actual costs. All other costs related to such wells shall be allocated to Purchaser.

(iv) All allocations of Hydrocarbon production shall be based upon meter readings or gauging and strapping data. Seller shall provide to Purchaser, no later than ten (10) Business Days prior to Closing, all gauge sheets necessary to support any allocation of production, for purposes of establishing the adjustment to the Cash Consideration pursuant to Section 3.2 hereof that will be used to determine the Closing Payment.

(v) Seller shall be allocated and bear all Asset Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the Effective Time, and Purchaser shall be allocated and bear all Asset Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.

(vi) For purposes of determining the allocations described in Section 2.4(b)(v), (A) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (C), below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (B) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (A) or (C)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (C) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.

(vii) To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to this Section 2.4(b), the parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the final settlement of the Adjusted Cash Consideration, timely payments will be made from one party to the other to the extent necessary to cause each party to bear the amount of such Asset Tax that is allocable to such party under this Section 2.4(b).

Section 2.5 Delivery and Maintenance of Records. Seller shall deliver the Records to Purchaser within ten (10) days following Closing and, upon request of Purchaser, provide Purchaser with access thereto, during Seller’s normal business hours, from and after Closing prior to delivery. Purchaser shall be entitled to all original Records. Seller shall be entitled to keep copies of all Records; provided, however, that Seller shall not sell or otherwise allow third parties to review, copy or otherwise use any Records retained by Seller except as required by Law, or permitted in connection with a transfer pursuant to Section 13.8. Purchaser shall preserve the Records for a period of ten (10) years following the Closing and will allow Seller and its representatives, consultants and advisors reasonable access, during normal business hours and upon reasonable notice, to the Records for any legitimate business reason of Seller, including in order for Seller to comply with a Tax or other legally required reporting obligation or Tax or legal dispute. Any such access shall be at the sole cost and expense of Seller. Unless otherwise consented to in writing by Seller, for a period of ten (10) years following the Closing Date, Purchaser shall not and shall cause its Affiliates, its permitted transferees, designees and assigns hereunder not to destroy, alter or otherwise dispose of the Records, or any portions thereof, without first giving at least thirty (30) days’ prior written notice to Seller and offering to surrender to Seller such records or such portions thereof.

ARTICLE 3

PURCHASE PRICE

Section 3.1 Purchase Price; Deposit.

(a) Initial Consideration. The purchase price for the Assets shall be (i) $100,000,000 in cash or other immediately available funds (the “Cash Consideration”), adjusted as provided in Section 3.2; and (ii) 56,371,899 shares of Purchaser Common Stock (the “Stock Consideration”; and together with the Cash Consideration and Additional Consideration, as adjusted, the “Purchase Price”).

(b) Deposit. A deposit equal to $20,000,000 (the “Deposit”; and together with any accrued interest thereon, the “Escrow Funds”) shall be paid by Purchaser within five (5) days after execution of this Agreement, by wire transfer in immediately available funds, to the Escrow Agent to be held in the Escrow Account. At Closing, the Escrow Funds shall be disbursed by the Escrow Agent to Seller and shall reduce the Adjusted Cash Consideration to be paid by Purchaser at Closing. Subject to the terms of Section 11.2, the Escrow Funds shall be non-refundable and, in the event the transaction contemplated hereby is not consummated in accordance with the terms hereof, the Escrow Funds shall be paid to Seller. If for any reason this Agreement is terminated in accordance with Section 11.1, then the Escrow Funds shall be disbursed or retained as provided in Section 11.2.

(c) Additional Consideration. If, for any Reference Month, the Reference Price for such calendar month exceeds the Test Price for such calendar month, then on or before the later of (A) the fifth (5th) Business Day after the end of such Reference Month or (B) the third (3rd) Business Day after Purchaser’s receipt of the Monthly Activity Report for such Reference Month (each such date being a “Measurement Date”), Purchaser will pay to Seller an additional amount (the “Additional Consideration”) equal to: (i) the Reference Price for such Reference Month minus the Test Price for such Reference Month, multiplied by (ii) an amount

(which shall not be less than zero) equal to (y) the Unrestricted Shares for such Reference Month, less (z) any shares of Purchaser Common Stock disposed of by Seller during such Reference Month at a price exceeding the applicable Reference Price for such Reference Month. The Additional Consideration, if any, shall be paid by Purchaser to Seller in cash or other immediately available funds on each relevant Measurement Date; provided, however, that with respect to any Reference Month, Purchaser may, if permitted by Section 3.1(d) below, but shall not be obligated to, satisfy all or a portion of any Additional Consideration due by issuing to Seller that number of additional shares of Purchaser Common Stock equal to the Additional Consideration for such Reference Month, divided by the Test Price for such Reference Month, rounded to the nearest whole share.

(d) Limitation on Purchaser Common Stock. Notwithstanding the foregoing, under no circumstances shall Purchaser issue shares of Purchaser Common Stock as Stock Consideration or as Additional Consideration to the extent such issuance would result in the issuance under this Agreement of greater than 19.9% of the total number of shares of Purchaser Common Stock that are issued and outstanding as of the Closing Date (before giving effect to the issuances contemplated by this Agreement). To the extent any issuance of shares of Purchaser Common Stock as Additional Consideration required by this Agreement would result in the issuance under this Agreement of greater than 19.9% of the total number of shares of Purchaser Common Stock that are issued and outstanding as of the Closing Date (before giving effect to the issuances contemplated by this Agreement), Purchaser shall instead pay to Seller in cash or other immediately available funds the amount of such Additional Consideration.

Section 3.2 Adjustments to Cash Consideration. The Cash Consideration for the Assets shall be adjusted in the manner specified below (without duplication), with all such amounts being determined in accordance with GAAP and COPAS standards, as applicable, in order to reach the Adjusted Cash Consideration:

(a) Reduced by the aggregate amount of the following proceeds received by Seller between (and including) the Effective Time and the Closing Date (with the period between the Effective Time and the Closing Date referred to as the “Adjustment Period”): (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of production and gathering, processing and transportation costs) produced from or attributable to the Properties during the Adjustment Period, and (ii) other proceeds earned with respect to the Assets during the Adjustment Period;

(b) Increased by the aggregate amount of the following proceeds received by Purchaser: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of production and gathering, processing and transportation costs) produced from or attributable to the Properties during the period prior to the Effective Time, and (ii) other proceeds earned with respect to the Assets attributable to the period prior to the Effective Time;

(c) Reduced to the extent provided in Section 8.6 with respect to Preference Rights and Retained Assets;

(d) (i) If the parties make the election under Section 4.4(d)(i) with respect to a Title Defect, subject to the Individual Title Defect Threshold and Defect Deductible, reduced by the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined prior to Closing and (ii) increased by the Title Benefit Amount with respect to each Title Benefit for which the Title Benefit Amount has been determined prior to Closing;

(e) Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets which are incurred during the Adjustment Period and paid by Seller (irrespective of whether paid before or after the Effective Time), except, in each case (i) any Property Costs and other such costs already deducted in the determination of proceeds in Section 3.2(a), (ii) any amounts otherwise allocated in accordance with Section 2.4(b)(iii) and (iii) any Asset Taxes, Income Taxes and Transfer Taxes;

(f) Reduced to the extent provided in Section 4.4(d)(iii) for any Properties excluded from the Assets pursuant to Section 4.4(d)(iii) and reduced to the extent provided in Section 5.3 for Environmental Defects;

(g) Adjusted for Asset Taxes as follows:

(i) increased by the amount of all Asset Taxes allocated to Purchaser in accordance with Section 2.4(b)(v) but paid or otherwise economically borne by Seller; and

(ii) decreased by the amount of all Asset Taxes allocated to Seller in accordance with Section 2.4(b)(v) but paid or otherwise economically borne by Purchaser;

(h) Increased or reduced as mutually agreed upon in writing prior to Closing by Seller and Purchaser, including in accordance with Section 2.4(b)(iii);

(i) Increased by the amount of any Imbalances resulting from net underproduction by Seller;

(j) Reduced by the amount of any Imbalances resulting from net overproduction by Seller; and

(k) Each adjustment made pursuant to Section 3.2(a) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s entitlement under Section 2.4 to Hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and as such, Purchaser shall not have any separate rights to receive any Hydrocarbon production or income, proceeds, receipts and credits with respect to which an adjustment has been made. Similarly, the adjustment described in Section 3.2(e) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s obligation under Section 2.4 to pay Property Costs and other costs attributable to the ownership and operation of the Assets (excluding any Asset Taxes, Income Taxes and Transfer Taxes) which are incurred during the Adjustment Period.

Section 3.3 Allocation of Purchase Price. The Allocated Values assigned to the Wells and Development Locations are set forth in Schedule 3.3. Purchaser and Seller shall use commercially reasonable efforts to agree to an allocation of the Purchase Price and any other items properly treated as consideration for U.S. federal income tax purposes among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and, to the extent allowed under applicable federal income tax Law, in a manner consistent with the Allocated Values, within thirty (30) days after the Final Settlement Date (the “Allocation”). If Seller and Purchaser reach an agreement with respect to the Allocation, (a) Purchaser and Seller shall use commercially reasonable efforts to update the Allocation in accordance with Section 1060 of the Code following any adjustment to the Purchase Price pursuant to this Agreement, and (b) Purchaser and Seller shall, and shall cause their respective Affiliates to, report consistently with the Allocation, as adjusted, on all Tax Returns, including Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), and none of Seller or Purchaser shall take any position on any Tax Return that is inconsistent with the Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that neither party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation.

ARTICLE 4

TITLE MATTERS

Section 4.1 Seller’s Title.

(a) Except for the special warranty of Defensible Title as contemplated by Section 4.1(b), SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO SELLER’S TITLE TO ANY OF THE ASSETS AND PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER’S SOLE REMEDY FOR ANY DEFECT OF TITLE, INCLUDING ANY TITLE DEFECT, WITH RESPECT TO ANY OF THE ASSETS SHALL BE PURSUANT TO THE PROCEDURES SET FORTH IN THIS ARTICLE 4.

(b) The Conveyance shall contain a special warranty of Defensible Title to the Assets by Seller unto Purchaser against every Person whomsoever lawfully claiming by, through and under Seller, but not otherwise, subject, however, to the Permitted Encumbrances. Except for the limited special warranty referenced in the preceding sentence, no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets shall be contained in the assignment and conveyance documents substantially in the form attached hereto as Exhibit C to be delivered by Seller to Purchaser at Closing (the “Conveyance”).

(c) Notwithstanding anything herein provided to the contrary, if a Title Defect under this Article 4 results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Article 5, then Purchaser shall only be entitled to assert such matter as a Title Defect to the extent permitted by this Article 4, and shall be precluded from also asserting such matter as the basis of the breach of any representation or warranty.

Section 4.2 Definitions of Title Matters. As used in this Agreement, the term “Defensible Title” means that title of Seller with respect to the Wells and Development Locations set forth on Exhibit B-1 and Exhibit B-2, except for and subject to Permitted Encumbrances and the terms and provisions of the Contracts, the Surface Contracts and the Conveyance, that:

(a) entitles Seller to receive an interest (expressed as a percentage or decimal fraction) of the Hydrocarbons produced, saved and marketed from any Wells and Development Locations set forth on Exhibit B-1 and Exhibit B-2 limited to the applicable Formation of such Well or Development Location (after satisfaction of all royalties, overriding royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons) (a “Net Revenue Interest”), of not less than the Net Revenue Interest shown in Exhibit B-1 or Exhibit B-2 for such Well or Development Location, except (solely to the extent that such actions do not cause a breach of Seller’s covenants under Section 8.5) for (i) decreases in connection with those operations in which Seller may from and after the Effective Time become a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Effective Time of pools or units, (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries and (iv) as stated in Exhibit B-1 or Exhibit B-2;

(b) obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Wells or Development Locations set forth on Exhibit B-1 and Exhibit B-2 limited to the applicable Formation of such Well or Development Location not greater than the “working interest” percentage shown in Exhibit B-1 or Exhibit B-2 for such Well or Development Location, except as stated in Exhibit B-1 or Exhibit B-2 and except for increases resulting from contribution requirements arising from and after the Effective Time with respect to non-consenting or defaulting co-owners under applicable operating agreements or pooling orders and increases that are accompanied by at least a proportionate increase in Seller’s Net Revenue Interest; and

(c) with respect to the applicable Formation, is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects, including any defect for which reasonably prudent North Dakota counsel with competence and experience in land titles and oil and gas matters would require material title curative actions in connection with the acquisition of the Properties as of the Effective Time and the Closing.

As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation (including contract obligation), defect (including those contemplated by clause (c) above), or other matter (including without limitation a discrepancy in Net Revenue Interest or working interest) that causes Seller not to have Defensible Title in and to the Wells and Development Locations set forth on Exhibit B-1 and Exhibit B-2 as of the Effective Time and the Closing. Notwithstanding the foregoing, the following shall not be considered Title Defects provided that Seller’s revenues related to any Well are not currently being held in suspense related to any such matters:

(i) defects arising out of lack of corporate or similar entity authorization unless Purchaser provides affirmative written evidence that the action was not authorized and results in another Person’s superior claim of title;

(ii) defects based on failure to record Leases issued by any local, Indian, state or federal Governmental Body, or any assignments of such Leases, in the real property, conveyance or other records of the county in which such Property is located;

(iii) defects based on a gap in Seller’s chain of title in the federal, state or county records as to Leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain which documents shall be included in a Title Defect Notice;

(iv) defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Purchaser provides affirmative evidence that such failure or omission has resulted in another Person’s superior claim of title;

(v) defects that have been cured by applicable Laws of limitation or prescription;

(vi) defects or depth severances that pertain to any formation or common source of supply other than the Formation applicable to the subject Well or Development Location;

(vii) immaterial defects or irregularities resulting from or related to probate proceedings, which defects or irregularities have been outstanding for ten (10) years or more;

(viii) defects arising from prior oil and gas leases relating to lands covered by any Leases that are not released of record and that have expired on the face of the terms of such instrument, unless Purchaser provides affirmative written evidence that such failure or omission results in another Person’s superior claim of title;

(ix) any maintenance of uniform interest provision under any joint operating agreement (including any past violations of such provisions);

(x) defects based on (A) lack of information, including lack of information in Seller’s files, the lack of third party records or the unavailability of information from any Governmental Body, or (B) references to a document(s) if such document(s) is not in Seller’s files;

(xi) defects arising out of lack of survey, unless a survey is expressly required by Law; and

(xii) such other defects or irregularities in the title to the Assets that would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties in the region where the Assets are located.

As used in this Agreement, the term “Title Benefit” means any right, circumstance or condition that operates to increase the Net Revenue Interest of Seller in any Well or Development Location set forth on Exhibit B-1 or Exhibit B-2 (limited to the applicable Formation of such Well or Development Location), without causing a greater than proportionate increase in Seller’s working interest above that shown in Exhibit B-1 or Exhibit B-2 as of the Effective Time.

Section 4.3 Definition of Permitted Encumbrances. As used herein, the term “Permitted Encumbrances” means any or all of the following:

(a) Royalties and any overriding royalties, reversionary interests, net profit interests, production payments, carried interests, and other burdens, to the extent that any such burden does not (i) reduce Seller’s Net Revenue Interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 below that shown in Exhibit B-1 or Exhibit B-2 or (ii) increase Seller’s working interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 above that shown in Exhibit B-1 or Exhibit B-2 without at least a proportionate increase in the Net Revenue Interest;

(b) All Leases, all Contracts listed in Schedule 2.2(d) and all Surface Contracts listed in Schedule 2.2(e), to the extent that they do not, individually or in the aggregate, (i) reduce Seller’s Net Revenue Interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 below that shown in Exhibit B-1 or Exhibit B-2 or (ii) increase Seller’s working interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 above that shown in Exhibit B-1 or Exhibit B-2 without at least a proportionate increase in the Net Revenue Interest;

(c) Preference Rights applicable to this or any future transaction; provided, that such Preference Rights are subject in all respects to Section 8.6 of this Agreement;

(d) Transfer Requirements applicable to this or any future transaction; provided, that such Transfer Requirements are subject in all respects to Section 8.6 of this Agreement;

(e) Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions (all such Taxes being contested in good faith are set forth on Schedule 6.7);

(f) Any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing oil, gas or other hydrocarbons therefrom or therein, (ii) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business to construction, maintenance, development, production or operation of the Assets or the production or processing of oil, gas or other hydrocarbons therefrom, that are not delinquent (including any amounts being withheld as provided by Law) and that will be paid by Seller in the ordinary course of business or, if delinquent, that are being contested in good faith, and (iii) mortgages encumbering the oil, gas and mineral estate of any lessor unless a complaint of foreclosure has been duly filed or any similar action taken by the mortgagee thereunder and in such case such mortgage has not been subordinated to the Lease applicable to such Asset;

(g) All rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets or interests therein pursuant to this or to any future transaction if they are not required or customarily obtained prior to the sale or conveyance;

(h) Rights of notice or reassignment (or granting an opportunity to receive a reassignment) of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest;

(i) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, to the extent that they do not (x) reduce Seller’s Net Revenue Interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 below that shown in Exhibit B-1 or Exhibit B-2, (y) increase Seller’s working interest with respect to any Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 above that shown in Exhibit B-1 or Exhibit B-2 without at least a proportionate increase in the Net Revenue Interest, or (z) detract in any material respect from the value of, or interfere in any material respect with the use, ownership or operation of, the Assets subject thereto or affected thereby (as currently used, owned and operated) and which would be considered acceptable by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties;

(j) Calls on Hydrocarbon production under existing Contracts that are listed on Schedule 2.2(d);

(k) All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner or to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws or under any franchise, grant, license or permit issued by any such Governmental Body;

(l) Liens granted under applicable joint operating agreements and other similar agreements or by operation of Law in respect of obligations that are not yet due;

(m) Rights of a common owner of any interest in the Assets and such common owner as tenants in common or through common ownership;

(n) Zoning and planning ordinances and municipal regulations;

(o) Any encumbrance affecting the Assets that is discharged at or prior to Closing;

(p) Any matters set forth on Exhibit A, Exhibit B-1 or Exhibit B-2;

(q) With respect to any interest in the Assets acquired through compulsory pooling, failure of the records of any Governmental Body to reflect Seller as the owner of an Asset;

(r) Encumbrances created under deeds of trust, mortgages and similar instruments by the allottee under a Lease issued by a Governmental Body (including the Bureau of Indian Affairs);

(s) Defects based on or arising out of the failure of Seller to enter into, be party to, or be bound by, pooling provisions, a pooling agreement, production sharing agreement or other similar agreement with respect to any horizontal Well or Development Location that crosses more than one Lease or tract, to the extent (i) such Well or Development Location has been permitted by the applicable Governmental Body or (ii) the allocation of Hydrocarbons produced from such Well or Development Location among such Lease or tracts based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such Lease or leasehold tract its share of such production;

(t) Delay or failure of any Governmental Body (including the United States Bureau of Land Management) to approve the assignment of any Lease or Well to Seller or any predecessor in title to Seller unless such approval has been expressly denied or rejected in writing by such Governmental Body;

(u) Any defects arising from the failure to file an affidavit relating to the occurrence of a required contingency pursuant to N.D. Cent. Code § 47-16-40; and

(v) Such Title Defects as Purchaser may have waived pursuant to the terms of this Agreement.

Section 4.4 Notice of Title Defect Adjustments.

(a) To assert a claim of a Title Defect prior to Closing, Purchaser must deliver a claim notice to Seller (each a “Title Defect Notice”) on or before 53 days after the date of this Agreement at 5:00 p.m. Central Time (the “Title Claim Date”). To be effective, each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect(s), (ii) the Wells or Development Locations affected by the Title Defect (each a “Title Defect Property”), (iii) the Allocated Value of each Title Defect Property, (iv) to the extent available, supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of and extent of the alleged Title Defect(s) and the amount by which the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s), and (v) the amount by which Purchaser reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser’s belief is based. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO ASSERT TITLE DEFECTS OF WHICH SELLER HAS NOT BEEN GIVEN NOTICE MEETING THE REQUIREMENTS OF THIS

SECTION 4.4(a) ON OR BEFORE THE TITLE CLAIM DATE. For purposes hereof, the “Allocated Value” of an Asset means the portion of the Total Allocated Value that has been allocated to a particular Well or Development Location in Schedule 3.3 as prepared by Purchaser and reviewed for reasonableness by Seller.

(b) Seller shall have the right, but not the obligation, to deliver to Purchaser on or before the Title Claim Date, with respect to each Title Benefit, a notice (a “Title Benefit Notice”) including (i) a description of the Title Benefit, (ii) the Wells or Development Locations affected, (iii) the Allocated Values of the Well or Development Location set forth in Exhibit B-1 or Exhibit B-2 subject to such Title Benefit, and (iv) the amount by which Seller reasonably believes the Allocated Value of those Wells or Development Locations is increased by the Title Benefit, and the computations and information upon which Seller’s belief is based. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, SELLER SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO ASSERT TITLE BENEFITS OF WHICH PURCHASER HAS NOT BEEN GIVEN NOTICE ON OR BEFORE THE TITLE CLAIM DATE.

(c) Seller shall have the right, but not the obligation, to attempt, at its sole cost and expense, to cure or remove Title Defects at any time prior to Closing (the “Cure Period”), unless the parties otherwise agree, any Title Defects of which Seller has been advised in writing by Purchaser. Any asserted Title Defects which are cured within the Cure Period or waived or deemed waived by Purchaser shall be deemed Permitted Encumbrances hereunder.

(d) In the event that any Title Defect is not waived by Purchaser or cured on or before Closing, Purchaser and Seller shall mutually agree to have one of the following remedies apply:

(i) subject to the Individual Title Defect Threshold and Defect Deductible, have the Cash Consideration reduced by an amount (“Title Defect Amount”) agreed upon pursuant to Section 4.4(g) by Purchaser and Seller as being the value of such Title Defect, taking into consideration the Allocated Value of the Property subject to such Title Defect, the portion of the Property subject to such Title Defect and the legal effect of such Title Defect on the Property affected thereby; provided, however, that the methodology, terms and conditions of Section 4.4(g) shall control any such determination;

(ii) Seller shall indemnify Purchaser against all liability, loss, cost and expense resulting from such Title Defect pursuant to an indemnity agreement mutually acceptable to the parties; or

(iii) Seller shall retain the entirety of the Property that is subject to such Title Defect, together with all associated Assets, in which event the Cash Consideration payable at Closing shall be reduced by an amount equal to the Allocated Value of such Property. Thereafter, Seller shall have 180 days after Closing in which to cure the Title Defect with respect to such retained Properties. Any Property so held back from the initial Closing will be conveyed to Purchaser at a delayed Closing (which shall become the new Closing Date with respect to such Property) within ten (10) days following the date that the Title Defect is cured to Purchaser’s reasonable satisfaction, at which time Purchaser shall pay to Seller the full Allocated Value of the Property, and provided further that if multiple delayed Closings are contemplated as a result of this provision and/or Section 8.6(c), the delayed Closings may be consolidated on dates mutually agreeable to the parties. An election to delay the Closing pursuant to this Section 4.4(d)(iii) shall not waive Seller’s right to dispute the existence of a Title Defect or to contest the Title Defect Amount asserted with respect thereto. In the event that Seller is unable to cure the Title Defect within 180 days of the initial Closing, then Seller shall, at its sole election, select one of the two remedies set forth in subsection (i) or (ii) of this Section 4.4(d). Should Purchaser’s choice ultimately lead to application of Section 4.4(k), the Title Expert shall be selected within fifteen (15) Business Days of the end of this 180 day cure period. All other provisions of Section 4.4(k) shall apply as written.

In the event that Purchaser and Seller fail to agree upon one of the foregoing remedies with respect to a Title Defect asserted by Purchaser pursuant to Section 4.4(a) prior to Closing, then the remedy set forth in clause (iii) shall apply as the remedy for such Title Defect, and if the parties cannot agree on whether any Title Defect that has been asserted actually constitutes a Title Defect and as a result the parties cannot agree whether the conditions in Section 9.1(e) and Section 9.2(e) have been satisfied as of Closing, then the parties shall cause such dispute to be resolved prior to the Closing in accordance with Section 4.4(k) in order to determine whether such conditions have been satisfied. In the event the parties select the remedy set forth in clause (i) above, and Purchaser and Seller are unable to agree on the Title Defect Amount, the affected Assets will nevertheless be conveyed to Purchaser at Closing with a reduction in the Cash Consideration payable at Closing for such Title Defect based upon the Title Defect Amount asserted by Purchaser, subject to Seller’s right to a subsequent adjustment in the Cash Consideration for such Title Defect as may result under the provisions of Section 4.4(k), or as may otherwise be agreed to by the parties.

(e) With respect to each Well and Development Location set forth on Exhibit B-1 and Exhibit B-2 affected by Title Benefits reported under Section 4.4(b), the aggregate Title Benefit Amounts, but only for those individual Title Benefits that exceed the Individual Title Defect Threshold and then only in the event the aggregate of such Title Benefit Amounts exceeds the Title Defect Deductible (and only to the extent of such excess), may be used to offset the aggregate of all Title Defect Amounts, if any.

(f) Section 4.4(d) shall be the exclusive right and remedy of Purchaser with respect to Title Defects asserted by Purchaser pursuant to Section 4.4(a). Section 4.4(e) shall be the exclusive right and remedy of Seller with respect to Title Benefits asserted by Seller pursuant to Section 4.4(b).

(g) The Title Defect Amount resulting from a Title Defect shall be the amount by which the Allocated Value of the Title Defect Property is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following methodology, terms and conditions:

(i) if Purchaser and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;

(ii) if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii) if the Title Defect results from Seller having a lesser Net Revenue Interest in such Title Defect Property than the Net Revenue Interest specified therefor in Exhibit B-1 or Exhibit B-2 and the working interest attributable to such Title Defect Property has been proportionately reduced, the Title Defect Amount shall be equal to the product obtained by multiplying the Allocated Value of such Title Defect Property by a fraction, the numerator of which is the reduction in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Title Defect Property in Exhibit B-1 or Exhibit B-2;

(iv) if the Title Defect results from any matter not described in subsections (i), (ii) or (iii) above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Asset so affected, the portion of Seller’s interest in the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential present value economic effect of the Title Defect over the life of the affected Asset, the values placed upon the Title Defect by Purchaser and Seller, the estimated capital and operational costs and expenses (or reduction or increases thereof) attributable to Seller’s working interest, and such other factors as are necessary to make an evaluation and determination of such value; and

(v) notwithstanding anything to the contrary in this Article 4, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.

(h) The Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder. For example, if a lien affects more than one Title Defect Property or the curative work with respect to one Title Defect results (or is reasonably expected to result) in the curing of any other Title Defect affecting the same or another Title Defect Property, the amount necessary to discharge such lien or the cost and expense of such curative work shall be allocated among the Title Defect Properties so affected (in the ratios of the Allocated Values of such Title Defect Properties) and the amount so allocated to a Title Defect Property shall be included only once in the Title Defect Amount and shall be aggregated for purposes of determining whether the Title Defect Amount exceeds the Individual Title Defect Threshold. For the avoidance of doubt, the parties acknowledge and agree that a defect with respect to any Well or Development Location shall take into account any defects related to the Leases related to such Well or Development Location.

(i) No Title Defect Amount shall be allowed on account of and to the extent that an increase in Seller’s working interest in a Property has the effect of proportionately increasing Seller’s Net Revenue Interest in such Property.

(j) The “Title Benefit Amount” for any Title Benefit means, with respect to an affected Well or Development Location, the amount by which the value of the affected Well or Development Location is enhanced by virtue of (A) Seller having a greater Net Revenue Interest in such Well or Development Location than the Net Revenue Interest specified therefor in Exhibit B-1 or Exhibit B-2, (B) Seller having a lesser working interest in such Well or Development Location than the working interest specified therefor in Exhibit B-1 or Exhibit B-2, or (C) such Well or Development Location being subject to lesser lien indebtedness than expressly disclosed in any Exhibit or Schedule hereto, which amount shall be determined as follows:

(i) If Purchaser and Seller agree on the Title Benefit Amount, that agreed amount shall be the Title Benefit Amount.

(ii) If the Title Benefit results from the affected Well or Development Location being subject to lesser lien indebtedness, the Title Benefit Amount shall be equal to the amount of the reduction in such lien indebtedness; provided that, if lien indebtedness affects more than one Well or Development Location, the Title Benefit Amount with respect to such affected Well or Development Location shall be determined in the manner provided in Section 4.4(h).

(iii) If the Title Benefit Amount results from Seller having a greater Net Revenue Interest (without a corresponding increase in working interest) in such Well or Development Location than the Net Revenue Interest specified therefor in Exhibit B-1 or Exhibit B-2, the Title Benefit Amount shall be equal to the product obtained by multiplying the Allocated Value of such Well or Development Location by a fraction, the numerator of which is the increase in the Net Revenue Interest, and the denominator of which is the Net Revenue Interest specified for such Well or Development Location in Exhibit B-1 or Exhibit B-2.

(iv) In determining the amount of Title Benefit Amounts, the principles and methodology set forth in Section 4.4(g) shall generally be applied, mutatis mutandis.

(k) Seller and Purchaser shall attempt in good faith to agree on (x) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (y) the adequacy of any curative materials provided by Seller to cure an alleged Title Defect (with any failure to agree on items (x) and (y) becoming, collectively, the “Disputed Title Matters”) prior to Closing or the end of the 180 day cure period, as applicable. If Seller and Purchaser are unable to agree by Closing or the end of the 180 day cure period, as applicable, the Disputed Title Matters shall be exclusively and finally resolved pursuant to this Section 4.4(k). There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the regional area in which the Properties are located and shall not have performed professional services for either party or any of their respective Affiliates during the previous three (3) years, as selected by mutual agreement of Purchaser and Seller within fifteen (15) Business Days after the end of the Cure Period or the end of the 180 day cure period, as applicable (the “Title Expert”). The Title Expert’s determination shall be made within fifteen (15) Business Days after submission of the matters in dispute and shall be final and binding upon all parties, without right of appeal. In making his determination, the Title Expert shall be bound by the rules set forth in Section 4.4(g), Section 4.4(h), Section 4.4(i) and Section 4.4(j) and may consider such other matters as in the opinion of the Title Expert are necessary or helpful to make a proper determination. The Title Expert may allow the parties to make written submissions of their positions in the manner and to the extent the Title Expert deems appropriate, and the Title Expert may call on the parties to submit such other materials as the Title Expert deems helpful and appropriate to resolution of the dispute. Additionally, the Title Expert may consult with and engage disinterested third parties to advise the arbitrator, including without limitation petroleum engineers and other experts as necessary. The Title Expert, however, may not award (A) Purchaser a greater Title Defect Amount than the Title Defect Amount claimed by Purchaser in its applicable Title Defect Notice or (B) Seller a greater Title Benefit Amount than the Title Benefit Amount claimed by Seller in the applicable Title Benefit Notice. The Title Expert shall act as an expert for the limited purpose of determining the specific Disputed Title Matters submitted by either party and may not award damages, interest or penalties to any party with respect to any matter. Seller and Purchaser shall each bear their own legal fees and other costs of presenting its case. The costs and expenses of the Title Expert shall be borne and paid one-half by Seller and one-half by Purchaser, including any costs incurred by the Title Expert that are attributable to such third party consultation. Within ten (10) days after the Title Expert delivers written notice to Purchaser and Seller of his award with respect to a Disputed Title Matter, (i) Purchaser shall pay to Seller the amount, if any, so awarded by the Title Expert to Seller, (ii) Seller shall pay to Purchaser the amount, if any, so awarded by the Title Expert to Purchaser and (iii) if the affected Title Defect Property was retained by Seller at Closing, Seller shall assign to Purchaser such affected Title Defect Property pursuant to an instrument in substantially the same form as the Conveyance.

(l) Notwithstanding anything to the contrary, (i) in no event shall there be any adjustments to the Cash Consideration or other remedies provided by Seller for any uncured Title Defects for which the Title Defect Amount does not exceed $25,000 (the “Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustment to the Cash Consideration or other remedies provided by Seller for any Title Defect for which the Title Defect Amount exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller), plus (2) the aggregate Environmental Defect Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), exceeds (B) an amount equal to two percent (2%) of the Total Allocated Value (the “Defect Deductible”), after which point adjustments to the Cash Consideration or other remedies shall be made or available to Purchaser, but only to the extent that the amount by which the aggregate amount of such Title Defect Amounts and Environmental Defect Amounts exceeds the Defect Deductible.

Section 4.5 Casualty or Condemnation Loss.

(a) Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Purchaser shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and the depreciation of Equipment due to ordinary wear and tear, in each case, with respect to the Assets, and Purchaser shall not assert such matters as Casualty Losses or Title Defects hereunder.

(b) If, after the date of this Agreement but prior to Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain (a “Casualty Loss”), subject to Purchaser’s right under this Section 4.5(b) and Purchaser’s termination right under Section 11.1(d), this Agreement shall remain in full force and effect, and Purchaser shall nevertheless be required to close the transactions contemplated hereby. In the event that the amount of the costs and expenses associated with repairing or restoring the Assets affected by such Casualty Loss exceeds Five Hundred Thousand Dollars ($500,000) net to Seller’s interest, Seller must elect by written notice to Purchaser prior to Closing either to (i) cause the Assets affected by such Casualty Loss to be repaired or restored, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), or (ii) indemnify Purchaser under an indemnification agreement mutually acceptable to the parties against any costs or expenses that Purchaser reasonably incurs to repair or restore the Assets subject to such Casualty Loss. In each case, Seller shall retain all rights to insurance and other claims against third parties with respect to the applicable Casualty Loss except to the extent the parties otherwise agree in writing. Seller shall have no other liability or responsibility to Purchaser with respect to a condemnation or Casualty Loss, EVEN IF SUCH CASUALTY LOSS SHALL HAVE RESULTED FROM OR SHALL HAVE ARISEN OUT OF THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR VIOLATION OF A LEGAL REQUIREMENT OF SELLER.

Section 4.6 Limitations on Applicability. The right of Purchaser to assert a Title Defect under this Agreement and Seller’s right to assert a Title Benefit under this Agreement shall terminate as of the Title Claim Date, provided there shall be no termination of Purchaser’s or Seller’s rights under Section 4.4 with respect to any bona fide Title Defect properly reported in a Title Defect Notice or bona fide Title Benefit properly reported in a Title Benefit Notice on or before the Title Claim Date.

Section 4.7 Government Approvals Respecting Assets.

(a) Federal and State Approvals. Purchaser shall, within thirty (30) days after Closing and at Purchaser’s own expense, file for approval with the applicable Governmental Bodies all assignment documents and other state, federal and Indian transfer documents required to effectuate the transfer of the Assets. Purchaser further agrees, promptly after Closing, to take all other actions reasonably required of Purchaser by federal, state or Indian agencies having jurisdiction to obtain all requisite regulatory approvals with respect to this transaction, and to use its commercially reasonable efforts to obtain the approval by such federal, state or Indian agencies, as applicable, of Seller’s assignment documents requiring federal, state or Indian approval in order for Purchaser to be recognized by the federal, state or Indian agencies as the owner of the Assets. Purchaser shall provide Seller with approved copies of the assignment documents and other state, federal and Indian transfer documents, as soon as they are available.

(b) Title Pending Governmental Approvals. Until all of the governmental approvals provided for in Section 4.7(a) have been obtained, the following shall occur with respect to the affected portion of the Assets:

(i) Seller shall continue to hold record title to the affected Leases and other affected portion of the Assets as nominee for Purchaser;

(ii) Purchaser shall be responsible for, and shall indemnify and hold harmless Seller from, all Assumed Seller Obligations with respect to the affected Leases and other affected portion of the Assets as if Purchaser was the record owner of such Leases and other portion of the Assets as of the Effective Time;

(iii) Seller shall act as Purchaser’s nominee but shall be authorized to act only upon and in accordance with Purchaser’s instructions, and Seller shall have no authority, responsibility or discretion to perform any tasks or functions with respect to the affected Leases and other affected portion of the Assets other than those which are purely administrative or ministerial in nature, unless otherwise specifically requested and authorized by Purchaser in writing;

(iv) Seller shall not be obligated to incur any expenses in Seller’s capacity as nominee for the benefit of Purchaser under this Section 4.7(b), and Purchaser agrees to pay or reimburse Seller for any such expenses promptly upon receiving notice thereof; and

(v) For purposes of Article 12, Seller and Purchaser shall treat and deal with such affected Leases and other affected portions of the Assets as if full legal and equitable title to the same had passed from Seller to Purchaser at Closing.

ARTICLE 5

ENVIRONMENTAL MATTERS

Section 5.1 Assessment. From and after the date of execution of this Agreement until the Closing Date, Seller shall afford to Purchaser and its officers, employees, agents and authorized representatives reasonable access to the Assets, including the Records in accordance with Section 8.1. Upon reasonable notice to Seller, Purchaser shall be entitled to conduct a Phase I environmental property assessment of the Assets that satisfies the basic assessment requirements set forth under the current American Society for Testing and Material Standard Practice for Phase I environmental property assessments (Designation E1527-05) (the “Phase I Assessment” or “Phase I”, whether one or more). The Phase I Assessment and Purchaser’s other diligence activities shall be conducted at the sole cost, risk and expense of Purchaser, and shall be subject to the indemnity provisions of Section 5.4. Seller or its designee shall have the right to accompany Purchaser and Purchaser’s representatives whenever they are onsite on Assets and also to collect split test samples if any are collected. Notwithstanding anything herein to the contrary, Purchaser shall not have access to, and shall not be permitted to conduct any environmental due diligence (including all or any part of the Phase I Assessments or the Phase II Assessments) with respect to, any Assets with respect to which Seller or its Affiliates do not have the authority to grant access for such due diligence; provided, however, Seller and its Affiliates shall use their commercially reasonable efforts to obtain permission from any other Person to allow Purchaser and Purchaser’s representatives such access and as long as Seller and its Affiliates have exercised such commercially reasonable efforts, Seller shall have no liability to Purchaser for failure to obtain any such other Person’s permission. In the event that Purchaser’s Phase I Assessment identifies in good faith actual or potential “Recognized Environmental Conditions,” as such conditions are defined or described under the current ASTM International Standard Practice Designation E1527-13, then Purchaser may request Seller’s consent to conduct additional Phase II environmental property assessments, including the collection and analysis of environmental samples (collectively, the “Phase II Assessment” or “Phase II,” whether one or more). The Phase II Assessment procedures and plan concerning any additional investigation shall be submitted to Seller in a written environmental property assessment plan, and shall be reasonable based on the recognized environmental concerns identified by the Phase I Assessment. Thereafter, Seller may, in its sole discretion, approve or deny said environmental property assessment plan, in whole or in part, and Purchaser shall not have the right to conduct any activities set forth in such plan unless and until such time that Seller has approved such plan in writing; provided, that notwithstanding Seller’s rejection of said environmental property assessment plan, in whole or in part, Purchaser may still deliver an Environmental Defect Notice with respect to such Assets pursuant to Section 5.3. Any such approved environmental property assessment plan shall be performed in accordance with this Article 5 and in compliance with all Laws. Purchaser and Seller shall maintain, and shall cause their respective officers, employees, representatives, consultants and advisors to maintain, all information obtained by Purchaser pursuant to any Phase I, Phase II or other due diligence activity as strictly confidential until the Closing occurs, unless disclosure of any facts discovered through such Phase I, Phase II or other due diligence activity is required under any Laws. Purchaser shall provide Seller with a copy of the final version of all environmental reports prepared by, or on behalf of, Purchaser with respect to any Phase I, Phase II or other due diligence activity conducted on the Properties. In the event that any necessary disclosures under applicable Laws are required with respect to matters discovered by any Phase I, Phase II or other due diligence activity conducted by, for or on behalf of Purchaser, Purchaser agrees that Seller shall be the responsible party for disclosing such matters to the appropriate Governmental Bodies; provided that, if Seller fails to promptly make such disclosure and Purchaser or any of its Affiliates is legally obligated to make such disclosure, such Person shall have the right to fully comply with such legal obligation.

Section 5.2 NORM, Wastes and Other Substances. Purchaser acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the Properties or associated with the Assets. Equipment and sites included in the Assets may contain Hazardous Materials, including NORM. NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on, in or under the Properties or included in the Assets may contain Hazardous Materials, including NORM. Hazardous Materials, including NORM, may have come in contact with various environmental media, including without limitation, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media and Hazardous Materials, including NORM, from the Assets.

Section 5.3 Environmental Defects.

(a) If, as a result of its investigation pursuant to Section 5.1, Purchaser determines that with respect to the Assets, there exists a violation of an Environmental Law (other than with respect to NORM) (in each case, an “Environmental Defect”), then on or prior to 53 days after the date of this Agreement at 5:00 p.m. Central Time (the “Environmental Claim Date”), Purchaser may notify Seller in writing of such Environmental Defect (an “Environmental

Defect Notice”). FOR ALL PURPOSES OF THIS AGREEMENT, PURCHASER SHALL BE DEEMED TO HAVE WAIVED ANY ENVIRONMENTAL DEFECT WHICH PURCHASER FAILS TO ASSERT AS AN ENVIRONMENTAL DEFECT BY AN ENVIRONMENTAL DEFECT NOTICE MEETING THE REQUIREMENTS OF THIS SECTION 5.3 RECEIVED BY SELLER ON OR BEFORE THE ENVIRONMENTAL CLAIM DATE. To be effective, each such notice must set forth (i) a description of the matter constituting the alleged Environmental Defect, (ii) the Leases, Units, Wells and associated Assets affected by the Environmental Defect, (iii) the estimated Lowest Cost Response to eliminate the Environmental Defect in question (the “Environmental Defect Amount”) and the calculation thereof, and (iv) supporting documents reasonably necessary for Seller to verify the existence of the alleged Environmental Defect and the Environmental Defect Amount.

(b) Seller shall have the right, but not the obligation, to cure any Environmental Defect before Closing or, provided that the parties shall have agreed to the general plan of remediation with respect to such Environmental Defect and the time period by which such remediation shall take place, after Closing. If (x) Seller disagrees with any of Purchaser’s assertions with respect to the existence of an Environmental Defect or the Environmental Defect Amount or (y) the adequacy of any cure by Seller of any asserted Environmental Defect is in dispute (with any failure to agree on items (x) and (y) becoming, collectively, the “Disputed Environmental Matters”), Purchaser and Seller will attempt to resolve the dispute prior to Closing (or after Closing if Seller attempts to cure an asserted Environmental Defect after Closing pursuant to this Section 5.3(b)). If the dispute cannot be resolved within ten (10) days of the first meeting of Purchaser and Seller, any party may submit the dispute to an environmental consultant approved in writing by Seller and Purchaser that is experienced in environmental corrective action at oil and gas properties in the relevant jurisdiction and that shall not have performed professional services for either party or any of their respective Affiliates during the previous three (3) years (the “Independent Expert”). If the parties cannot agree on whether any Environmental Defect that has been asserted actually constitutes an Environmental Defect and as a result the parties cannot agree whether the conditions in in Section 9.1(e) and Section 9.2(e) have been satisfied as of Closing, then the parties shall cause such dispute to be resolved prior to the Closing in accordance with this Section 5.3(b) in order to determine whether such conditions have been satisfied. The Independent Expert may elect to conduct the dispute resolution proceeding by written submissions from Purchaser and Seller with exhibits, including interrogatories, supplemented with appearances by Purchaser and Seller, if necessary, as the Independent Expert may deem necessary. After the parties and Independent Expert have had the opportunity to review all such submissions, the Independent Expert shall call for a final, written offer of resolution from each party. The Independent Expert shall render its decision within fifteen (15) Business Days of receiving such offers by selecting one or the other of the offers, or by crafting a decision that represents a compromise between the two offers; provided, however, that the Independent Expert may not award Purchaser any greater Environmental Defect Amount than the Environmental Defect Amount claimed by Purchaser in its applicable Environmental Defect Notice. In the event the parties have failed to resolve any Disputed Environmental Matter at Closing, Seller shall retain the Asset affected by the Environmental Defect, in which event the Cash Consideration payable at Closing shall be reduced by an amount equal to the Allocated Value of such Asset. Thereafter, the Independent Expert shall render his or her decision regarding the Environmental Defect and the Cash Consideration for such retained Asset subject to such Environmental Defect shall be reduced as determined by the Independent Expert or as otherwise agreed to by the parties. Any Asset so held back from the initial Closing will be conveyed to Purchaser at a delayed Closing (which shall become the new Closing Date with respect to such Asset) within ten (10) days following the date that the Independent Expert delivers written notice to Purchaser and Seller of his or her award with respect to the Environmental Defect Amount, at which time Purchaser shall pay to Seller the full Allocated Value of the Asset less such Environmental Defect Amount.

(c) The Independent Expert may not award damages, interest or penalties to either party with respect to any matter. The decision of the Independent Expert shall be final and binding upon all parties, without right of appeal. Seller and Purchaser shall each bear their own legal fees and other costs of presenting its case to the Independent Expert. The costs and expenses of the Independent Expert shall be borne and paid one-half by Seller and one-half by Purchaser. The parties shall adjust the Cash Consideration to reflect the Environmental Defect Amounts, as agreed by the parties or as determined by the Independent Expert, for all uncured Environmental Defects; provided, that notwithstanding anything to the contrary, (i) in no event shall there be any adjustments to the Cash Consideration for any individual uncured Environmental Defect to the extent the Environmental Defect Amount, when combined with any Title Defect Amount for the affected Property, exceeds the Allocated Value of the affected Property; and (ii)(x) in no event shall there be any adjustments to the Cash Consideration or other remedies provided by Seller for any uncured Environmental Defects for which the Environmental Defect Amount does not exceed $100,000 (the “Individual Environmental Threshold”); and (y) in no event shall there be any adjustment to the Cash Consideration or other remedies provided by Seller for any Environmental Defect for which the Environmental Defect Amount exceeds the Individual Environmental Threshold unless (A) the amount of the sum of (1) the aggregate Environmental Defect Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), plus (2) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller), exceeds (B) the Defect Deductible, after which point adjustments to the Cash Consideration or other remedies shall be made or available to Purchaser, but only to the extent that the amount by which the aggregate amount of such Title Defect Amounts and Environmental Defect Amounts exceeds the Defect Deductible. To the extent the Independent Expert fails to determine any disputed Environmental Defect Amounts prior to Closing, then, within ten (10) days after the Independent Expert delivers written notice to Purchaser and Seller of his award with respect to an Environmental Defect Amount, Purchaser shall pay to Seller the Allocated Value for the Asset to which the Environmental Defect relates less the amount, if any, so awarded by the Independent Expert at the delayed Closing described above.

(d) Notwithstanding any other provision of this Section 5.3, in the event that the Environmental Defect Amount exceeds the Allocated Value of the affected Property, such Property, at the option of Purchaser, shall be permanently held back from the initial Closing and all delayed Closings, shall be considered an Excluded Asset, and the Cash Consideration shall be reduced by an amount equal to the Allocated Value of such affected Property.

Section 5.4 Inspection Indemnity. PURCHASER HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS THE SELLER INDEMNIFIED PERSONS FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF, OR RELATING TO, ANY DUE DILIGENCE ACTIVITY CONDUCTED BY PURCHASER OR ITS AGENTS, WHETHER BEFORE OR AFTER THE EXECUTION OF THIS AGREEMENT, EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY SELLER INDEMNIFIED PERSON, EXCEPTING ONLY LOSSES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PERSON. The indemnity obligation set forth in this Section 5.4 shall survive the Closing or termination of this Agreement for a period of one (1) year.

Section 5.5 Confidentiality. Purchaser acknowledges that, pursuant to its right of access to the Records or the Assets, Purchaser and/or Purchaser’s representatives may become privy to confidential and other information of Seller or its Affiliates, and Purchaser shall ensure that such confidential information (i) shall not be used for any purpose other than in connection with the transactions contemplated hereby and (ii) shall be held confidential by Purchaser and Purchaser’s representatives in accordance with the terms of the Confidentiality Agreement. Purchaser agrees to inform Purchaser’s representatives of the confidential nature of such confidential information and to be responsible for any breach of this Section 5.5 by any of Purchaser’s representatives. If Closing should occur, the foregoing confidentiality restriction on Purchaser, including the Confidentiality Agreement, shall terminate as of the Closing Date (except as to (a) such portion of the Assets that are not conveyed to Purchaser pursuant to the provisions of this Agreement, (b) the Excluded Assets and (c) information related to Seller or its Affiliates or to assets other than the Assets).

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and the Closing Date, as follows:

Section 6.1 Existence and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business where the Assets it owns are located.

Section 6.2 Power. Seller has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 6.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement, and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

Section 6.4 No Conflicts. Subject to compliance with or waiver of the Preference Rights and Transfer Requirements set forth in Schedule 6.12, the execution, delivery and performance of this Agreement by Seller, and the consummation and performance of the transactions contemplated by this Agreement will not (i) violate any provision of the certificate of formation or incorporation, as applicable, bylaws or limited liability company agreement or any other governing document of Seller, (ii) result in any material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance on the Assets or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, or indenture to which Seller is a party or to which the Assets are subject, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) violate any Laws applicable to Seller or any of the Assets, except for rights to consent by, required notices to, filings with, approval or authorizations of, or other actions by any Governmental Body where the same are not required prior to the assignment of the related Asset or they are customarily obtained subsequent to the sale or conveyance thereof.

Section 6.5 Liability for Brokers’ Fees. Purchaser shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 6.6 Litigation. With respect to the Assets and Seller’s or any of its Affiliates’ ownership, operation, development, maintenance, or use of any of the Assets, (i) no proceeding, arbitration, action, suit, pending settlement, or other legal proceeding of any kind or nature before or by any Governmental Body (each, a “Proceeding,” and collectively “Proceedings”) (including any take-or-pay claims) to which Seller or any of its Affiliates is a party and which relates to the Assets is pending or, to Seller’s knowledge, threatened against Seller or any of its Affiliates; (ii) to Seller’s knowledge, no Proceeding or investigation to which Seller is not a party which relates to the Assets is pending or threatened; and (iii) there are no pending written claims to enjoin or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller.

Section 6.7 Taxes and Assessments.

(a) With respect to all Asset Taxes, (i) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the “Tax Returns”) required to be filed by Seller with respect to any Asset Taxes have been timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and (ii) such Tax Returns are true and correct in all material respects; and (iii) Seller is not delinquent in the payment of any Asset Taxes.

(b) There are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Tax. There are no Proceedings against the Assets or Seller by any Governmental Body relating to any Asset Taxes. There are no Tax liens on any of the Assets except for liens for Taxes not yet due and payable.

Section 6.8 Compliance with Laws. Except as disclosed on Schedule 6.8, to Seller’s knowledge, the Assets are, and the ownership, operation, development, maintenance, and use of any of the Assets are, in material compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any of the Assets. Except as disclosed on Schedule 6.8, Seller has not received any written notice that the Assets are not in compliance with any Environmental Laws. Notwithstanding any provision to the contrary in this Agreement, the representations and warranties contained in this Section 6.8 are the sole and exclusive representations and warranties of Seller pertaining or relating to matters arising under or with respect to Environmental Laws, Hazardous Materials or Environmental Liabilities. This Section 6.8 does not include any matters with respect to Taxes, such matters being addressed exclusively in Section 6.7.

Section 6.9 Contracts.

(a) As of the date of this Agreement, Schedules 2.2(d) and 2.2(e) list all Material Contracts (other than the Leases) related to the Assets, which may not be terminated on less than 30 days’ notice without penalty or detriment. Seller is in material compliance and, to Seller’s knowledge, all counterparties are in material compliance, with all Material Contracts.

(b) There exist no agreements or arrangements for the sale of Seller’s production from the Assets (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (a) production sales contracts disclosed in Schedule 2.2(d), or (b) arrangements or agreements which are cancellable on ninety (90) days notice or less without penalty or detriment.

Section 6.10 Payments for Hydrocarbon Production. Except as set forth on Schedule 6.10,

(a) To Seller’s knowledge, all rentals, royalties, excess royalty, overriding royalty interests, Hydrocarbon production payments, and other payments due and payable to overriding royalty interest holders and other interest owners under or with respect to the Assets and the Hydrocarbons produced therefrom or attributable thereto, have been paid, or if not paid, are being contested in good faith; and

(b) Seller is not obligated under any contract or agreement for the sale of gas from the Assets containing a take-or-pay, advance payment, prepayment, or similar provision, or under any gathering, transmission, or any other contract or agreement with respect to any of the Assets to gather, deliver, process, or transport any gas without then or thereafter receiving full payment therefor.

Section 6.11 Governmental Authorizations. Except as disclosed on Schedule 6.11, to Seller’s knowledge, each operator of the Assets has obtained and is maintaining all material federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Authorizations”) that are presently necessary or required for the ownership and/or operation of the Assets as currently owned and operated (excluding Governmental Authorizations required by Environmental Law). Except as disclosed in Schedule 6.11, no written notices of material violation have been received by Seller, and to Seller’s knowledge, no Proceedings are pending or threatened in writing that might result in any material modification, revocation, termination or suspension of any such Governmental Authorizations.

Section 6.12 Preference Rights and Transfer Requirements. Schedule 6.12 sets forth all Preference Rights and Transfer Requirements applicable to the Assets, including Preference Rights and Transfer Requirements contained in easements, rights-of-way or equipment leases included in the Assets. None of the other Assets, or any portion thereof, is subject to any Preference Right or Transfer Requirement which may be applicable to the transactions contemplated by this Agreement, except for Preference Rights and Transfer Requirements as are set forth on Schedule 6.12.

Section 6.13 Payout Balances. Schedule 6.13 contains a complete and accurate list of the status as of July 1, 2018, of any “payout” balance for the Wells listed on Exhibit B-1 that are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms). Except with respect to the cessation of production, there are no back-in, reversionary or similar interests (the vesting of which is subject to future production) held by any Person which would reduce the interest being conveyed to Purchaser in the Wells or Development Locations from that shown on Exhibit B-1 or Exhibit B-2.

Section 6.14 Outstanding Capital Commitments. As of the date hereof, there are no outstanding AFEs or other commitments to make capital expenditures which are binding on the Assets and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Time in excess of $50,000 (net to Seller’s interest in the Assets) other than those shown on Schedule 6.14.

Section 6.15 Imbalances. Schedule 6.15 accurately sets forth in all material respects all of Seller’s Imbalances arising with respect to the Assets and, except as disclosed in Schedule 6.15, (i) no Person is entitled to receive any material portion of Seller’s Hydrocarbons produced from the Assets or to receive material cash or other payments to “balance” any disproportionate allocation of Hydrocarbons produced from the Assets under any operating agreement, gas balancing or storage agreement, gas processing or dehydration agreement, gas transportation agreement, gas purchase agreement, or other agreements, whether similar or dissimilar, (ii) Seller is not obligated to deliver any material quantities of gas or to pay any material penalties or other material amounts, in connection with the violation of any of the terms of any gas contract or other agreement with shippers with respect to the Assets, and (iii) Seller is not obligated to pay any material penalties or other material payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Wells in excess of the contract requirements. Except as set forth on Schedule 6.15, Seller has not received, or is not obligated to receive, prepayments (including payments for gas not taken pursuant to “take-or-pay” arrangements) for any of Seller’s Hydrocarbons produced from the Properties, as a result of which the obligation exists to deliver Hydrocarbons produced from the Properties after the Effective Time without then or thereafter receiving payment therefor.

Section 6.16 Condemnation. There is no actual or, to Seller’s knowledge, threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation.

Section 6.17 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, or, to Seller’s knowledge, being contemplated by or threatened against Seller or its Affiliates.

Section 6.18 Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

Section 6.19 Wells Status. To Seller’s knowledge and for the period of Seller’s ownership of the Assets, there are no Wells located on the Lands that: (a) Seller is currently obligated (directly or indirectly as a working interest owner) by law or contract to plug and abandon; (b) Seller will be obligated (directly or indirectly) by law or contract to plug or abandon with the lapse of time or notice or both because the Well is presently not currently capable of producing in commercial quantities; or (c) have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Assets.

Section 6.20 Mortgages and Other Instruments. Except as set forth on Schedule 6.20, Seller has not entered into any deeds of trust, liens, mortgages, fixture filings, security agreements or other financing statements encumbering the Assets. Other than Permitted Encumbrances, the Assets are not subject to any liens, claims or encumbrances incurred by Seller relating to indebtedness for borrowed money.

Section 6.21 Bonds and Credit Support. Except as set forth on Schedule 6.21, no bonds, letters of credit or other similar credit support instruments are maintained by Seller with any Person with respect to Seller’s ownership of the Assets.

Section 6.22 Operatorship. Neither Seller nor any of its Affiliates serves as operator of any of the Wells or is the operator under any joint operating agreement described on Schedule 2.2(d).

Section 6.23 Investor Status. Seller qualifies as an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act. Seller has such knowledge, skills and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration. Seller further represents that its principal place of business is in the State of Texas, is not acquiring the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration as a nominee or agent or otherwise for any other person and was not formed for the purpose of acquiring shares of Purchaser Common Stock.

Section 6.24 Securities Risks. Seller understands and accepts that the acquisition of the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration involves various risks and uncertainties, many of which are summarized in the Purchaser’s filings with the SEC. Seller represents that it is able to bear any loss associated with an investment in the Purchaser Common Stock.

Section 6.25 Independent Evaluation of Investment. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration. Seller confirms that it is not relying on any communication (written or oral) of the Purchaser or any of its Affiliates, as investment or tax advice or as a recommendation to acquire the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration. It is understood that information and explanations related to the terms and condition of the securities provided in this Agreement or otherwise by the Purchaser or any of its Affiliates will not be considered investment or tax advice or a recommendation to acquire the Purchaser’s securities, and that neither the Purchaser nor any of its Affiliates is acting or has acted as an advisor to Seller in deciding to invest in the Purchaser’s securities. In accepting the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration, Seller has made its own independent decision that an investment in the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration is suitable and appropriate for Seller.

Section 6.26 Purchaser Information. Seller is familiar with the business and financial condition and operations of Purchaser, all as generally described in the SEC Documents. Seller has had access to such information concerning Purchaser and the Stock Consideration as it deems necessary to enable it to make an informed investment decision concerning the acquisition of the Stock Consideration.

Section 6.27 No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the Stock Consideration or any shares of Purchaser Common Stock issued as Additional Consideration or made any finding or determination concerning the fairness or advisability of such an investment.

Section 6.28 Restrictions on Transfer or Sale of Securities.

(a) Seller is acquiring the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration solely for Seller’s own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchaser’s securities in violation of the Securities Act. The Seller understands that the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of Seller and of the other representations made by Seller in this Agreement. Seller understands that Purchaser is relying upon the representations and covenants in this Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

(b) Seller understands that the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration will constitute “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that Seller may dispose of the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration only pursuant to an effective registration under the Securities Act or an exemption therefrom.

(c) Seller agrees: (i) that Seller will not sell, assign, pledge, give, transfer or otherwise dispose of the Stock Consideration or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Stock Consideration or any shares of Purchaser Common Stock issued as Additional Consideration under the Securities Act and all applicable state securities laws, or in a transaction that is exempt from such registration provisions, (ii) that the certificates (or electronic equivalent) representing the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration will initially bear a legend making reference to the foregoing restrictions, and (iii) that Purchaser and its Affiliates will not be required to give effect to any purported transfer of such Stock Consideration or any shares of Purchaser Common Stock issued as Additional Consideration except in compliance with the foregoing restrictions.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 7.1 Existence and Qualification. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; and Purchaser is duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not have a Material Adverse Effect on Purchaser; and Purchaser is or will be as of Closing duly qualified to do business as a foreign corporation in the respective jurisdictions where the Assets are located.

Section 7.2 Power. Purchaser has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 7.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement, and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

Section 7.4 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, and consummation and performance of the transactions contemplated by this Agreement will not (i) violate any provision of the certificate of incorporation, bylaws, or any other governing document of Purchaser, (ii) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party or to which any of its assets or properties are subject, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, (iv) violate any Law applicable to Purchaser or any of its assets, or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority, other than those that have been or will be made prior to Closing.

Section 7.5 Liability for Brokers’ Fees. Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 7.6 Litigation. There are no Proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Body against Purchaser or any Affiliate of Purchaser that seek to enjoin or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Purchaser, or that are reasonably likely to impair materially Purchaser’s ability to perform its obligations under this Agreement.

Section 7.7 Independent Evaluation. Purchaser further represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller, and that it has retained and taken advice concerning the Assets and transactions herein from advisors and consultants which are knowledgeable about the oil and gas business, and that it is aware of the risks inherent in the oil and gas business. Purchaser represents that it has or will have access to the Assets, the officers and employees of Seller, and the books, records and files made available by Seller relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent evaluation and due diligence investigation of the Assets, and its own independent evaluation of the business, economic, legal, tax, or other consequences of this transaction including its own estimate and appraisal of the extent and value of the oil, natural gas, and other reserves attributable to the Properties.

Section 7.8 Issuance of Stock Consideration. The shares constituting the Stock Consideration and any shares of Purchaser Common Stock issued as Additional Consideration have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer except as provided in this Agreement. There are no preemptive rights, rights of first refusal or similar rights associated with issuance of the shares constituting the Stock Consideration or any shares of Purchaser Common Stock issued as Additional Consideration.

Section 7.9 SEC Documents. Purchaser has timely filed all required reports, schedules, forms, certifications, prospectuses, and registration and other statements with the SEC since January 1, 2016 (collectively, the “SEC Documents”). As of their respective effective dates and as of their respective SEC filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the SEC Documents. To the knowledge of Purchaser, no enforcement action has been initiated against Purchaser relating to disclosures contained or omitted from any SEC Document. The historical financial statements of Purchaser contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) (i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, and (ii) fairly present the consolidated financial position, results of operations, stockholders’ equity and cash flows, as the case may be, of the entity or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case, in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Purchaser makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, as required pursuant to Section 13(b)(2) under the Exchange Act. Purchaser has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE American. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Purchaser in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

Section 7.10 Securities Laws. The Assets are being acquired solely for Purchaser’s own account for the purpose of investment and not with a view to resale, distribution or granting a participation therein in violation of any securities Laws. Purchaser is familiar with the Assets and it is a knowledgeable, experienced and sophisticated investor in the oil and gas business. Purchaser understands and accepts the risks and absence of liquidity inherent in ownership of the Assets.

Section 7.11 Capitalization. As of the date of this Agreement (with respect to each of the following subsections of this Section 7.11):

(a) The authorized capital stock of Purchaser consists of (i) 450,000,000 shares of Purchaser Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.001. As of July 25, 2018, there are 296,692,648 shares of Purchaser Common Stock, and no shares of preferred stock, outstanding.

(b) Except as set forth in Schedule 7.11(b) or as disclosed in the SEC Documents, there are (i) no subscriptions, calls, contracts, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Purchaser Common Stock or other equity interests of Purchaser, or any other agreements to which Purchaser is a party or by which Purchaser is bound obligating Purchaser to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Purchaser, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Purchaser. Except as set forth in Schedule 7.11(b) or as disclosed in the SEC Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any securities or equity interests of Purchaser. Except as set forth in Schedule 7.11(b) or as disclosed in the SEC Documents, Purchaser is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Purchaser Common Stock or any other equity interests of Purchaser.

(c) Except as set forth in Schedule 7.11(c), Purchaser does not own any capital stock or other equity interests of any Person.

Section 7.12 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, or, to the knowledge of Purchaser, being contemplated by, or threatened against Purchaser.

Section 7.13 Offering. Assuming the accuracy of the representations and warranties of Seller contained in this Agreement, the sale and issuance of the Purchaser Common Stock pursuant to this Agreement are exempt from the registration requirements of the Securities Act.

Section 7.14 Funds Available. Purchaser has, and will have available to it at the Closing, sources of capital and authorized shares of Purchaser Common Stock sufficient to pay the Cash Consideration, Stock Consideration and Additional Consideration.

Section 7.15 No Undisclosed Material Liabilities. Except as disclosed in the SEC Documents or as described on Schedule 7.15, there are no liabilities of Purchaser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities adequately provided for on the balance sheet of Purchaser dated as of March 31, 2018 (including the notes thereto) contained in Purchaser’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, (ii) liabilities incurred in the ordinary course of business subsequent to March 31, 2018, (iii) liabilities not required to be presented on the face of an unaudited interim balance sheet prepared in accordance with GAAP, (iv) liabilities which are not and would not reasonably be likely to be, individually or in the aggregate, material to the Purchaser and (v) liabilities incurred in connection with matters disclosed in the SEC Documents since March 31, 2018.

Section 7.16 Absence of Certain Changes or Events. Except as it relates to matters disclosed in the SEC Documents, since December 31, 2017, there has not been any event, change, effect or development that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the Purchaser. Except as it relates to matters disclosed in the SEC Documents, from December 31, 2017 through the date of this Agreement, the Purchaser has conducted its business in the ordinary course of business in all material respects.

ARTICLE 8

COVENANTS OF THE PARTIES

Section 8.1 Access. From the date of this Agreement until the Closing, Seller shall cooperate with Purchaser and provide Purchaser and its representatives, consultants and advisors, reasonable access to the Assets and access to the Records, but only to the extent that Seller may do so without violating any obligations to any third party or any Laws and to the extent that Seller has authority to grant such access without breaching any restriction legally or contractually binding on Seller. Purchaser shall conduct all such inspections and other information gathering described above only (i) (x) during regular business hours and (y) during any weekends and after hours requested by Purchaser that can be reasonably accommodated by Seller, and (ii) in a manner which will not unduly interfere with Seller’s operation of its business or ownership of the Assets. PURCHASER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE SELLER INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS AND LOSSES ATTRIBUTABLE TO PERSONAL INJURY, DEATH OR PHYSICAL PROPERTY DAMAGE CAUSED DIRECTLY OR INDIRECTLY BY THE NEGLIGENT ACTS OR OMISSIONS OF EITHER PURCHASER, THE PURCHASER’S RESPECTIVE AFFILIATES, OR ANY PERSON ACTING ON EITHER PURCHASER’S OR ITS AFFILIATE’S BEHALF IN CONNECTION WITH ANY DUE DILIGENCE CONDUCTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING HEREIN SHALL IMPOSE UPON THE PURCHASER ANY LIABILITY WITH RESPECT TO LIABILITIES OR LOSSES THAT ARISE FROM THE DISCOVERY OR DETECTION OF CONDITIONS OR EVENTS THAT EXISTED OR OCCURRED PRIOR TO THE CONDUCT OF PURCHASER’S DUE DILIGENCE. Purchaser shall comply fully with all rules, regulations, policies and instructions issued by Seller and provided to Purchaser in writing regarding Purchaser’s actions while upon, entering or leaving any property.

Section 8.2 Government Reviews. Seller and Purchaser shall in a timely manner (i) make all required filings, if any, with and prepare applications to and conduct negotiations with, each Governmental Body as to which such filings, applications or negotiations are necessary or appropriate in connection with the consummation of the transactions contemplated hereby and (ii) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each party shall cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications and negotiations.

Section 8.3 Letters-in-Lieu; Assignments.

(a) Seller will execute on the Closing Date letters in lieu of division and transfer orders relating to the Assets, on forms prepared by Seller and reasonably satisfactory to Purchaser, to reflect the transactions contemplated hereby.

(b) Seller will prepare and execute, and Purchaser will execute, on the Closing Date, all assignments necessary to convey to Purchaser all federal and state Leases in the form as prescribed by the applicable Governmental Body and otherwise acceptable to Purchaser and Seller.

Section 8.4 Public Announcements. Until the Closing, neither Seller nor Purchaser shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other; provided, however, the foregoing shall not restrict (i) a press release and related disclosures by Seller or Purchaser announcing the transactions contemplated hereby reasonably approved by both Seller and Purchaser and (ii) disclosures by Purchaser or Seller which are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates. On or after Closing, the content of any press release or public announcement first announcing the consummation of this transaction shall be subject to the prior review and reasonable approval of Seller and Purchaser; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller which are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates.

Section 8.5 Operation of Business.

(a) Seller Operation of Business. Except as set forth on Schedule 8.5(a), until the Closing, Seller (i) will use commercially reasonable efforts to cause its ownership of the Assets, and the business thereof, to be performed consistent with past practices and reasonably prudent practices, (ii) will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, commit to any operation, or series of related operations thereon, reasonably anticipated to require future capital expenditures by Purchaser as owner of the Assets in excess of $150,000, or make any capital expenditures in respect of the Assets in excess of $150,000, or terminate, materially amend, execute or extend any Material Contracts affecting the Assets, (iii) will maintain insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force, (iv) will use commercially reasonable efforts to maintain in full force and effect all Leases, (v) will maintain all material governmental permits and approvals affecting Seller’s ownership of the Assets, (vi) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any Assets, except for sales and dispositions of Hydrocarbon production in the ordinary course of business consistent with past practices, (vii) will not enter into any settlement or agreement with respect to Taxes with any Governmental Body, or make or change any election with respect to Taxes, relating to the Assets and (viii) will not commit to violate any of the foregoing. Purchaser’s approval of any action restricted by this Section 8.5(a) shall be considered granted within ten (10) days of (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s written notice) Purchaser’s receipt of Seller’s written notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary in writing during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Purchaser of such action promptly thereafter.

Purchaser acknowledges that Seller may own an undivided interest in certain of the Assets, and Purchaser agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Section 8.5(a) nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner consistent with the provisions of this Section 8.5(a).

(b) Purchaser Operation of Business. Except as set forth on Schedule 8.5(b), until the Closing, Purchaser will not, without the prior written consent of Seller, which consent shall not be unreasonably withheld, or except in accordance with agreements or arrangements existing on the date hereof and disclosed in the SEC Documents or on Schedule 8.5(b) (a) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Purchaser, (b) split, combine or reclassify any capital stock of, or other equity interests in, Purchaser, (c) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Purchaser (other than repurchases of common stock in connection with Purchaser’s equity compensation plans), (d) amend or propose to amend the Purchaser’s organizational documents, or (e) consummate, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Purchaser and will not commit to violate any of the foregoing. Seller’s approval of any action restricted by this Section 8.5(b) shall be considered granted within ten (10) days of (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Purchaser’s written notice) Seller’s receipt of Purchaser’s written notice to Seller requesting such consent unless Seller notifies Purchaser to the contrary in writing during that period. In the event of an emergency, Purchaser may take such action as a prudent operator would take and shall notify Seller of such action promptly thereafter.

Section 8.6 Preference Rights and Transfer Requirements.

(a) The transactions contemplated by this Agreement are expressly subject to all validly existing and applicable Preference Rights and Transfer Requirements. Prior to the Closing Date, Seller shall initiate all procedures which are reasonably required to comply with or obtain the waiver of all Preference Rights and Transfer Requirements set forth in Schedule 6.12 with respect to the transactions contemplated by this Agreement. Seller shall use commercially reasonable efforts to obtain all applicable consents and to obtain waivers of applicable Preference Rights; provided, however, Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Preference Right or Transfer Requirement in order to obtain the waiver thereof or compliance therewith.

(b) If the holder of a Preference Right elects prior to Closing to purchase the Asset subject to a Preference Right (a “Preference Property”) in accordance with the terms of such Preference Right, and Seller receives written notice of such election prior to the Closing, such Preference Property will be eliminated from the Assets and the Cash Consideration shall be reduced by the Allocated Value of the Preference Property.

(c) If any of the following occurs:

(i) a third party brings any suit, action or other proceeding prior to the Closing seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby in connection with a claim to enforce a Preference Right;

(ii) an Asset is subject to a Transfer Requirement that provides that transfer of such Asset without compliance with such Transfer Requirement will result in termination or other material impairment of any rights in relation to such Asset, and such Transfer Requirement is not waived, complied with or otherwise satisfied prior to the Closing Date; or

(iii) the holder of a Preference Right does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date and the time in which the Preference Right may be exercised has not expired;

then, unless otherwise agreed by Seller and Purchaser, the Asset or portion thereof affected by such Preference Right or Transfer Requirement (a “Retained Asset”) shall be held back from the Assets to be transferred and conveyed to Purchaser at Closing and the Cash Consideration to be paid at Closing shall be reduced by the Allocated Value of such Retained Asset pursuant to Section 8.6(b). Any Retained Asset so held back at the initial Closing will be conveyed to Purchaser at a delayed Closing (which shall become the new Closing Date with respect to such Retained Asset), within ten (10) days following the date on which the suit, action or other proceeding, if any, referenced in clause (i) above is settled or a judgment is rendered (and no longer subject to appeal) permitting transfer of the Retained Asset to Purchaser pursuant to this Agreement and Seller complies with or obtains a waiver of or notice of election not to exercise, or otherwise satisfies, all remaining Preference Rights and Transfer Requirements with respect to such Retained Asset as contemplated by this Section 8.6(c) (or if multiple Assets are Retained Assets, on a date mutually agreed to by the parties in order to consolidate, to the extent reasonably possible, the number of Closings). At the delayed Closing, Purchaser shall pay Seller a purchase price equal to the amount by which the Cash Consideration was reduced on account of the holding back of such Retained Asset (as adjusted pursuant to Section 3.2 through the new Closing Date therefor); provided, however, if any such Preference Rights and Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with, waived or otherwise satisfied as contemplated by this Section within one hundred eighty (180) days after the initial Closing has occurred with respect to any Asset, then such Retained Asset shall be eliminated from the Assets and shall become an Excluded Asset, unless Purchaser agrees to proceed with a closing on such Retained Asset, in which case Purchaser shall be deemed to have waived any objection (and shall be obligated to indemnify Seller Indemnified Person for all Losses) with respect to non-compliance with such Preference Rights and Transfer Requirements with respect to such Retained Asset(s).

Section 8.7 Tax Matters.

(a) Subject to the provisions of Section 13.3, Seller shall be responsible for all Taxes related to the Assets (other than Asset Taxes, which are addressed in Section 2.4) attributable to any period of time prior to the Effective Time, and Purchaser shall be responsible for all such Taxes related to the Assets attributable to any period of time on and after the Effective Time. Notwithstanding the foregoing, Seller shall handle payment to the appropriate

Governmental Body of all Asset Taxes which are required to be paid prior to Closing (and shall file all Tax Returns with respect to such Taxes required to be filed prior to Closing). If requested by Purchaser, Seller will assist Purchaser with preparation of all ad valorem and property Tax Returns required to be filed after Closing for periods ending on or before the Closing Date (including any extensions requested). Seller shall deliver to Purchaser within fifteen (15) days prior to the due date thereof copies of all Tax Returns to be filed by Seller prior to the Closing relating to Asset Taxes and any supporting documentation to be provided by Seller to Governmental Bodies for Purchaser’s approval, which shall not be unreasonably withheld, excluding Tax Returns related to Income Taxes. Purchaser shall file all Tax Returns covering Asset Taxes that are required to be filed after the Closing Date unless covered above. With respect to such Tax Returns covering a Straddle Period, Purchaser shall provide a copy of such Tax Return to Seller within fifteen (15) days prior to filing for Seller’s approval, which shall not be unreasonably withheld.

(b) Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Body, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, each party shall allow the other party the option of taking possession of such books and records prior to their disposal. Purchaser and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

Section 8.8 Further Assurances. Before and after Closing, Seller shall promptly cooperate with Purchaser and Purchaser’s counsel and accountants in requesting and obtaining any required opinions, consents and letters from Seller’s independent auditors and reserve engineers in connection with SEC filings to be made by Purchaser and any registration statement to be filed pursuant to the Registration Rights Agreement. After the Closing, Seller and Purchaser shall, and shall cause their Affiliates, as applicable to, execute, acknowledge and deliver all such further conveyances, transfer orders, division orders, notices assumptions, releases and acquittances, and such other instruments, and shall take such further actions as may be necessary or appropriate to assure fully to Purchaser or Seller (including their successors and assigns) as the case may be, that the transactions described in this Agreement shall be completed and that all of the Assets intended to be conveyed under the terms of this Agreement are so conveyed, including such Assets that are improperly described herein or inadvertently omitted from this Agreement and/or the Conveyance (including the Exhibits attached to each) and to assure fully that Purchaser has assumed the liabilities and obligations intended to be assumed by Purchaser pursuant to this Agreement.

Section 8.9 Exclusivity.

(a) Until the earlier to occur of the Closing Date and the termination of this Agreement in accordance with its terms, Seller shall not, and shall cause its Affiliates and each of its and their respective representatives, agents, consultants and advisors not to, directly or indirectly, (i) encourage, solicit, facilitate, have or enter into any discussions, negotiations or agreements or other instruments (whether or not binding) regarding the sale of any of the Assets with, (ii) furnish or provide any information, diligence materials or diligence follow-up responses for the purposes of evaluating a transaction relating to the Assets to, any Person (other than Purchaser and its representatives, consultants and advisors) or (iii) grant new or allow continued access to any online or physical data room or diligence materials to any Person (other than Purchaser and its representatives, consultants and advisors). Seller shall, and shall cause its Affiliates and each of its and their respective representatives, consultants and advisors to, immediately cease and cause to be terminated all existing discussions or negotiations with any Persons (other than Purchaser and its representatives, consultants and advisors) with respect to, or that could lead to, the sale of any of the Assets. Seller represents and warrants that it has closed access to any data rooms (whether online or otherwise) to all Persons (other than Purchaser and its representatives, consultants and advisors).

(b) In the event that Seller receives an offer or expression of interest from any Person (other than Purchaser and its representatives, consultants and advisors) regarding the sale of any of the Assets, Seller shall inform such interested party that it has entered into exclusivity arrangements with another party that would be violated if Seller, directly or indirectly, engages in discussions with, or provides information to, such interested party.

(c) Seller acknowledges and agrees that the rights and remedies for noncompliance with this Section 8.9 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser.

Section 8.10 Legend. The certificates (or electronic equivalent) representing the Stock Consideration will initially bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE

CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Section 8.11 Lockup; Standstill.

(a) General Lock-Up. Except as otherwise provided herein, Seller agrees that, during the Lock-Up Period, Seller will not directly or indirectly (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Purchaser Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Purchaser Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchaser Common Stock, whether or not any such transaction is to be settled by delivery of Purchaser Common Stock, other securities, in cash or otherwise (collectively, the “Lock-Up Restrictions”). Seller also agrees and consents to the entry of stop transfer instructions with Purchaser’s transfer agent and registrar relating to the transfer of shares of Purchaser Common Stock held by Seller to ensure compliance with the restrictions described above. Notwithstanding anything herein to the contrary, the Lock-Up Restrictions will not apply to (i) entry into a customary voting or support agreement (with or without granting a proxy) in connection with a Business Combination or (ii) any transfer resulting from the consummation of a Business Combination.

(b) Lock-Up Release(s). The Lock-Up Restrictions shall initially apply to all of the Stock Consideration. On the first Business Day of each Reference Month, the Lock-Up Restrictions will cease to apply to the Unrestricted Shares for such Reference Month, and shall not thereafter apply to such Unrestricted Shares. The Lock-Up Restrictions shall not apply to any shares of Purchaser Common Stock issued as Additional Consideration; provided, however, that the Lock-Up Restrictions shall apply to any shares of Purchaser Common Stock issued as Additional Consideration and to the Stock Consideration (notwithstanding any earlier lapse of the Lock-Up Restrictions for any prior Reference Month) during the month of December 2018. After December 31, 2018, the Lock-Up Restrictions shall again cease to apply to all Unrestricted Shares for Reference Months prior to the month of December 2018.

(c) Volume Limitation. In addition to the Lock-Up Restrictions, during the Lock-Up Period Seller agrees not to dispose of shares of Purchaser Common Stock on any single trading day representing greater than 10% of the trailing 20-day average daily trading volume of Purchaser Common Stock (the “Volume Limitation”). Notwithstanding the foregoing, if the closing price of Purchaser Common Stock as reported by the NYSE American exceeds the applicable Reference Price for such calendar month for five consecutive trading days, then any shares sold on the next trading day after such five-day period at or above the Reference Price applicable to such month shall not count against the Volume Limitation.

(d) Standstill. From and after the date of execution of this Agreement until the earlier of (1) the date it is no longer possible for Additional Consideration to be paid under Section 3.1(c) and (2) the date that the Lock-Up Restrictions permanently cease to apply to Seller

(the “Standstill Period”), neither Seller nor any of its Affiliates or Representatives, will directly or indirectly (i) acquire, offer to acquire, or agree to acquire (whether beneficially, constructively or synthetically through any derivative, hedging or trading position or otherwise) any Purchaser Common Stock or other securities in any way related to the acquisition or price of securities or interests of Purchaser or any assets or indebtedness of Purchaser; provided, however, that during the Standstill Period Seller shall be permitted to acquire shares of Purchaser Common Stock so long as Seller’s ownership interest in Purchaser does not exceed 4.9% of the issued and outstanding Purchaser Common Stock; (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC promulgated under Section 14 of the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Purchaser, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving Purchaser or its securities or assets, (iv) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any voting securities of Purchaser, (v) otherwise act, alone or in concert with others, to seek to control, or influence control of, the management, board of directors or policies of Purchaser, (vi) make a request for any shareholder list or other books and records of Purchaser, (vii) make or cause to be made any public statement that disparages, defames or slanders Purchaser or any of its current or former directors, officers or employees (excluding any such statements made in connection with any bona fide commercial dispute between and among Purchaser, on the one hand, and Seller, on the other hand, and except as set forth in clause (x) below), (viii) take any action that would reasonably be expected to cause or require Purchaser to make a public announcement regarding any actions prohibited by this paragraph, (ix) contest the validity or enforceability of this Section 8.11(d), or (x) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise or knowingly assist or encourage, any other persons in connection with any of the foregoing.

Section 8.12 Disclosure Schedules. From time to time up to the earlier of the Closing Date or termination of this Agreement pursuant to Article 11, Seller shall have the right to supplement or amend the schedules attached hereto that it has delivered with respect to any matter first existing or occurring following the date hereof that if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the schedules. Any such supplement or amendment to the schedules pursuant to the preceding sentence shall have the effect of modifying the representations and warranties contained in Article 6 for the purposes of determining whether a breach of the representation or, warranties for purposes of Article 12 has occurred, but shall not be given effect for the purposes of determining satisfaction of the conditions set forth in Section 9.2; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to Closing shall be waived and Purchaser shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.1 Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to Closing of each of the following conditions, each of which may be waived by Seller:

(a) Representations. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of Purchaser that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties of Purchaser that are qualified by materiality, which shall be true and correct in all respects) as of such specified date;

(b) Performance. Purchaser shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(c) Deliveries. Purchaser shall have delivered (or be ready, willing and able to immediately deliver) to Seller duly executed counterparts of the Conveyance and all other documents and certificates to be delivered by Purchaser under Section 10.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 10.3;

(d) Proceedings. No order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Body of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted by any Governmental Body and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the transactions contemplated hereby; provided, however, the Closing shall proceed notwithstanding any Proceedings seeking to restrain, enjoin or otherwise prohibit consummation of the transactions contemplated hereby brought by holders of Preference Rights seeking to enforce such rights with respect to the Assets, and the Assets subject to such Proceedings shall be treated as a Preference Property in accordance with Section 8.6; and

(e) Price Adjustment Limitations. The aggregate downward adjustment (if any) of the Cash Consideration which results from the procedures set forth in Articles 4 and 5 of this Agreement does not exceed twenty percent (20%) of the Total Allocated Value.

(f) Listing. Purchaser will have filed, if applicable, a listing of additional shares notification with the NYSE American in connection with the sale and issuance of the Stock Consideration, and shall have received no objections thereto from the NYSE American.

Section 9.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to Closing of each of the following conditions, each of which may be waived by Purchaser:

(a) Representations. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of such specified date; and (ii) to the extent the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, result in a Material Adverse Effect;

(b) Performance. Seller shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Seller under this Agreement prior to or on the Closing Date;

(c) Deliveries. Seller shall have delivered (or be ready, willing and able to immediately deliver) to Purchaser duly executed counterparts of the Conveyances and all other documents and certificates to be delivered by Seller under Section 10.2;

(d) Proceedings. No order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Body of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted by any Governmental Body and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the transactions contemplated hereby; provided, however, the Closing shall proceed notwithstanding any Proceedings seeking to restrain, enjoin or otherwise prohibit consummation of the transactions contemplated hereby brought by holders of Preference Rights seeking to enforce such rights with respect to the Assets, and the Assets subject to such Proceedings shall be treated as a Preference Property in accordance with Section 8.6; and

(e) Price Adjustment Limitations. The aggregate (i) downward adjustment (if any) of the Cash Consideration which results from the procedures set forth in Articles 4 and 5 of this Agreement, and (ii) Casualty Losses, does not exceed twenty percent (20%) of the Total Allocated Value.

ARTICLE 10

CLOSING

Section 10.1 Time and Place of Closing.

(a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 11, and subject to the satisfaction or waiver of the conditions set forth in Article 9 (other than conditions the fulfillment of which by their nature is to occur at the completion of the transactions contemplated by this Agreement (the “Closing”)), and subject to the provisions of Sections 4.4 and 8.6 relating to delayed Closings, the Closing shall take place at 10:00 a.m., local time, on the date that is sixty (60) days from the date of execution of this Agreement, at the offices of Vinson & Elkins, LLP, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760, unless another date, time or place

(including by means of remote communication) is mutually agreed to in writing by Purchaser and Seller; provided that if the parties cannot agree whether the conditions in Section 9.1(e) and Section 9.2(e) have been satisfied as of the Closing, the Closing shall be automatically extended to a date that is five (5) Business Days following resolution thereof. If any of the conditions (other than conditions the fulfillment of which by their nature is to occur at the Closing) set forth in Article 9 are not satisfied or waived at the time the Closing is to occur pursuant to this Section 10.1(a), then the Closing shall occur on a date that is the third Business Day after the satisfaction or waiver of all such conditions.

(b) The date on which the Closing occurs is herein referred to as the “Closing Date.”

Section 10.2 Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, or perform or cause to be performed, the following:

(a) the Conveyances, in sufficient number of counterpart originals to allow recording in all appropriate jurisdictions and offices and reflecting a conveyance of the Assets owned by Seller to Purchaser, duly executed by Seller;

(b) letters-in-lieu of transfer orders covering the Assets, duly executed by Seller;

(c) a certificate duly executed by an authorized corporate officer of Seller, dated as of Closing, certifying on behalf of Seller that the conditions set forth in Section 9.2(a) and Section 9.2(b) have been fulfilled;

(d) evidence that releases of all liens from Seller’s lenders have been obtained relating to all mortgages, and filings in accordance with the Uniform Commercial Code, regarding the Assets;

(e) a certificate that Seller is not a foreign person within the meaning of the Code, as described in Treasury Regulation 1.1445-2(b)(2);

(f) counterparts of joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller the Escrow Funds; and

(g) duly executed counterparts of the Registration Rights Agreement.

Section 10.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller, or perform or caused to be performed, the following:

(a) wire transfers in immediately available funds to the Seller in an amount equal to the Closing Payment;

(b) evidence from Purchaser’s transfer agent of the issuance of the Stock Consideration in the name of Seller;

(c) the Conveyances, duly executed by Purchaser;

(d) letters-in-lieu of transfer orders covering the Assets, duly executed by Purchaser;

(e) a certificate by an authorized corporate officer of Purchaser, dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Section 9.1(a) and Section 9.1(b) have been fulfilled;

(f) counterparts of joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller the Escrow Funds; and

(g) duly executed counterparts of the Registration Rights Agreement.

Section 10.4 Closing Adjustments.(a) Not later than ten (10) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Purchaser, using actual numbers available (supported by revenue checks and joint interest billing statements) through the date such statement is prepared, a preliminary settlement statement estimating the Adjusted Cash Consideration after giving effect to all adjustments listed in Section 3.2. The estimate delivered in accordance with this Section 10.4(a), less the Escrow Funds, shall constitute the dollar amounts to be paid by Purchaser to Seller at the Closing (the “Closing Payment”). Until one (1) Business Day before the Closing Date, Purchaser shall have the opportunity to review and discuss the preliminary settlement statement with Seller.

(b) As soon as reasonably practicable after the Closing but not later than one hundred ninety (190) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement setting forth the final calculation of the Adjusted Cash Consideration and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all adjustments provided for in this Agreement (the “Final Cash Consideration”). Seller shall, at Purchaser’s request, supply reasonable documentation available to support any credit, charge, receipt or other item (together with appropriate detail, including revenue checks and joint interest billing statements). Seller shall afford Purchaser and its representatives the opportunity to review such statement and the supporting schedules, analyses, workpapers, and other underlying records or documentation as are reasonably necessary and appropriate in Purchaser’s review of such statement. Each party shall cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. As soon as reasonably practicable but not later than the 30th day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such statement. Seller and Purchaser shall undertake to agree on the final statement of the Final Cash Consideration no later than two hundred fifty (250) days after the Closing Date (the “Final Settlement Date”). In the event that Seller and Purchaser cannot reach agreement by the Final Settlement Date, either party may refer the remaining matters in dispute to a nationally- or regionally-recognized independent accounting firm as may be mutually accepted by Purchaser and Seller, for review and final determination

(the “Agreed Accounting Firm”). Each party shall summarize its position with regard to the remaining matters in dispute in a written document of twenty-five (25) pages or less and submit such summaries to the Agreed Accounting Firm, together with any other documentation such party may desire to submit. Within fifteen (15) Business Days after receiving the parties’ respective submissions, the Agreed Accounting Firm shall render in writing a decision choosing Seller’s position or Purchaser’s position or a position in between those (but in no event higher or lower than the amounts proposed in the post-Closing statements exchanged between the parties, as described earlier in this subsection) based on the materials described above. The Agreed Accounting Firm may not award damages or penalties to either party. Any decision rendered by the Agreed Accounting Firm pursuant hereto shall be final, conclusive and binding on Seller and Purchaser and will be enforceable against any of the parties in any court of competent jurisdiction. The fees of the Agreed Accounting Firm shall be borne and paid one-half by Seller and one-half by Purchaser. Seller and Purchaser shall each bear their own legal fees and other costs of presenting its case. Within ten (10) Business Days after the date on which the parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Purchaser shall pay to Seller the amount by which the Final Cash Consideration exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Final Cash Consideration, as applicable.

(c) All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller as set forth on Schedule 10.4(c), for the credit of Seller or to such other bank and account as may be specified by Seller in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller.

ARTICLE 11

TERMINATION

Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by Seller or by Purchaser, if:

(i) the Closing shall not have occurred on or before the date that is seventy-six (76) days after the execution date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b)(i) shall not be available (A) to Seller, if any breach of this Agreement by Seller has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date, or (B) to Purchaser, if any breach of this Agreement by Purchaser has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; or

(ii) there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Body shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and non-appealable;

(c) by Seller, if (i) Purchaser shall have failed to fulfill in any material respect any of its obligations under this Agreement and such failure has not been cured within ten (10) days after written notice thereof from Seller to Purchaser; provided that any cure period shall not extend beyond seventy-five (75) days after the execution date of this Agreement (the “Cure Deadline Date”) and shall not extend the Termination Date, (ii) any of the conditions set forth in Section 9.1(d) or Section 9.1(e) is not satisfied on or before the Cure Deadline Date or (iii) if Purchaser fails to fund the Deposit in accordance with Section 3.1(b) provided that Seller has executed and delivered the Escrow Agreement within four (4) Business Days after the execution of this Agreement; or

(d) by Purchaser, if (i) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement and, such failure has not been cured within ten (10) days after written notice thereof from Purchaser to Seller; provided that any cure period shall not extend beyond the Cure Deadline Date and shall not extend the Termination Date, or (ii) any of the conditions set forth in Section 9.2(d) or Section 9.2(e) is not satisfied on or before the Cure Deadline Date.

Section 11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force or effect and the parties shall have no liability or obligation hereunder (except for the provisions of Section 5.4, Section 6.5, Section 7.5, Section 8.4, this Article 11, and Article 13, all of which shall continue in full force and effect).    Notwithstanding the foregoing, nothing contained in this Section 11.2 shall relieve any party from liability for Losses resulting from its breach of this Agreement. If Seller terminates this Agreement (or for purposes of pursing specific performance pursuant to clause (B) of this sentence, is entitled to terminate this Agreement) pursuant to Section 11.1(b)(i), Section 11.1(c)(i) or Section 11.1(c)(iii), then Seller shall be entitled to (A) promptly receive from the Escrow Agent the Escrow Funds for the sole account and use of Seller as liquidated damages hereunder, or (B) pursue any and all remedies as may be available to Seller at law or in equity, including specific performance. Seller and Purchaser acknowledge and agree that (x) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Escrow Funds are a fair and reasonable estimate by the parties of such aggregate actual damages of Seller and (z) such liquidated damages do not constitute a penalty. If Purchaser terminates this Agreement (or for purposes of pursing specific performance pursuant to clause (A) of this sentence, is entitled to terminate this Agreement) pursuant to Section 11.1(b)(i) or Section 11.1(d)(i), then Purchaser shall be entitled to (A) exercise any rights to specific performance of this Agreement to which Purchaser may be entitled at law or in equity or (B) terminate this Agreement and receive the entirety of the Escrow Funds for the sole account and use of Purchaser; provided, however, that in the case of a termination by Purchaser pursuant to Section 11.1(b)(i), Purchaser shall only be entitled to elect the remedy contemplated by clause (A) if such termination occurs as a result of a breach of this Agreement by Seller which breach has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date. Except as set forth above, in the event that this Agreement is terminated for any other reason, Purchaser shall be entitled to promptly receive from the Escrow Agent the entirety of the Escrow Funds for the account of Purchaser. If the Closing does not occur for any reason whatsoever, Purchaser shall not be entitled to recover any monetary damages; provided, if (1) Seller refuses to close when obligated to do so under the terms of this Agreement and (2) Purchaser elects the remedy of specific performance but such remedy is not awarded by courts of competent jurisdiction, then the Escrow Funds shall be released from the Escrow Account to Purchaser (or promptly paid by Seller to Purchaser if previously released to Seller) and Purchaser shall be entitled to recover such direct, actual monetary damages as are available at law; provided, however, that Purchaser’s recovery for such damages shall be limited to an amount equal to $20,000,000. Notwithstanding anything to the contrary in this Article 11, in the event that a party seeks and prevails in a claim for specific performance in accordance with this Section 11.2, it shall also be entitled to recover its attorneys’ fees incurred in bringing its claim for specific performance and enforcing a judgment in connection therewith. The parties hereto agree that specific performance is a remedy expressly negotiated by the parties and Seller and Purchaser agree to support the application of, and not challenge, the enforceability of specific performance as a remedy as further described in this Section 11.2. Except as set forth in this Section 11.2 (including Purchaser’s specific performance remedies contemplated hereby), once this Agreement is terminated, neither Party shall have the right of specific performance with respect to the closing of the transactions contemplated by this Agreement and Seller and its Affiliates shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of any of the Assets to any Person without any restriction under this Agreement.

ARTICLE 12

POST-CLOSING OBLIGATIONS; INDEMNIFICATION; LIMITATIONS; DISCLAIMERS AND WAIVERS

Section 12.1 Receipts. Except as otherwise provided in this Agreement, subject to Section 12.3(ii) and Section 12.3(iii), any Hydrocarbons produced from or attributable to the Assets (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Cash Consideration following the final adjustment pursuant to Section 10.4(b) shall be treated as follows: (a) all Hydrocarbons produced from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Purchaser is entitled under Section 2.4 shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same promptly to Purchaser, and (b) all Hydrocarbons produced from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 2.4 shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and remit the same promptly to Seller.

Section 12.2 Expenses. Except as otherwise provided in this Agreement, subject to Section 12.3(ii) and Section 12.3(iii), any Property Costs which are not reflected in the adjustments to the Cash Consideration following the final adjustment pursuant to Section 10.4(b) shall be treated as follows: (a) all Property Costs for which Seller is responsible under Section

2.4 shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for and hold Purchaser harmless from and against same; and (b) all Property Costs for which Purchaser is responsible under Section 2.4 shall be the sole obligation of Purchaser, and Purchaser shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same. Seller is entitled to resolve all joint interest audits and other audits of Property Costs covering periods for which Seller is wholly responsible (provided, however, that Purchaser shall have the right to participate in such audit) and Purchaser is entitled to resolve all joint interest audits and other audits of Property Costs covering periods for which Purchaser is in whole or in part responsible; provided that Purchaser shall not agree to any adjustments to previously assessed costs for which Seller is liable without the prior written consent of Seller, such consent not to be unreasonably withheld or delayed. Purchaser shall provide Seller with a copy of all applicable audit reports and written audit agreements received by Purchaser and relating to periods for which Seller is partially responsible.

Section 12.3 Assumed Seller Obligations. Subject to the indemnification by Seller under Section 12.5, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller, known or unknown, attributable to or resulting from the use, maintenance, ownership, or operation of the Assets, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Time (all of said obligations and liabilities, subject to the exclusions below, herein being referred to as the “Assumed Seller Obligations”); provided, however, that the Assumed Seller Obligations shall not include, and Purchaser shall have no obligation to assume, any obligations or liabilities of Seller to the extent that they are (such excluded obligations and liabilities, the “Excluded Seller Obligations”):

(i) attributable to or arise out of the Excluded Assets;

(ii) for a period of 24 months after Closing, the continuing responsibility of Seller under Section 12.1 or Section 12.2;

(iii) for a period of 24 months after Closing, Property Costs for which Seller is responsible pursuant to Section 2.4(b); or

(iv) owed to (1) Seller’s limited partners or other equity owners, (2) Seller’s employees for work performed with respect to the Assets prior to the Effective Time, (3) Seller’s Affiliates, (4) Seller’s lenders, and (5) the Internal Revenue Service arising from Seller’s federal income tax obligations.

Section 12.4 Survival and Limitations; Exclusive Remedy.

(a) The representations and warranties contained in Articles 6 (other than the Fundamental Representations) shall terminate nine (9) months after Closing. The representations and warranties contained in Section 6.1, Section 6.2, Section 6.3, Section 6.5, Section 7.1, Section 7.2, Section 7.3, Section 7.5 and Section 7.8 (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations period. Upon the termination of a representation or warranty in accordance with the foregoing, such representation or warranty shall have no further force or effect for any purpose under this Agreement. The covenants and other agreements of Seller and Purchaser set forth in this Agreement shall survive the Closing Date and delivery and recordation of the Conveyances hereunder until such covenants and agreements have been fully performed, and if any such covenants or agreements shall be breached, until the applicable statute of limitation period in respect of such breach has elapsed.

(b) No party hereto shall have any indemnification obligation pursuant to this Article 12 or otherwise in respect of any representation, warranty, covenant (other than the exclusivity covenants set forth in Section 8.9) or agreement unless it shall have received from the party seeking indemnification a written notice (a “Claim Notice”) of the existence of the claim for or in respect of which indemnification in respect of such representation, warranty, covenant or agreement is being sought on or before the expiration of the applicable survival period set forth in Section 12.4(a). If an Indemnified Party delivers a Claim Notice to an Indemnifying Party before the expiration of the applicable survival period set forth in Section 12.4(a), then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such Claim Notice. A Claim Notice shall set forth with reasonable specificity (1) the basis for such claim under this Agreement, and the facts that otherwise form the basis of such claim and (2) to the extent reasonably estimable, an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate.

(c) Seller shall not have any liability for any indemnification under this Agreement, nor any liability for breach of any representations or warranties or covenants under this Agreement, until and unless (i) the amount of the liability for any individual claim or series of claims arising out of the same or similar set of facts, for which a Claim Notice is delivered by Purchaser exceeds $100,000 (“Individual Indemnity Threshold”), and (ii) the aggregate amount of the liabilities for all claims for which Claim Notices are delivered by Purchaser exceeds one and one-half percent (1.5%) of the Total Allocated Value, and then only to the extent of such excess (the “Aggregate Indemnity Deductible”); for the avoidance of doubt, claims for which Claim Notices are delivered by Purchaser which do not meet the Individual Indemnity Threshold shall not be included in reaching the Aggregate Indemnity Deductible.

(d) Except as expressly provided elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser, or otherwise be liable for breaching any representations, warranties, or covenants under this Agreement, for aggregate damages in excess of (i) with respect to the Fundamental Representations, the representations set forth in Section 6.7 and indemnification by Seller pursuant to Section 12.5(a)(ii) and Section 12.5(a)(iii), one hundred percent (100%) of the Total Allocated Value, and (ii) with respect to all other matters not included within clause (i), twenty percent (20%) of the Total Allocated Value. For the avoidance of doubt, nothing in this Agreement shall be deemed to limit or restrict the right of the Purchaser Indemnified Persons to recover any amounts in connection with any claim or action based upon fraud.

(e) The sole and exclusive remedy of Purchaser with respect to the Assets shall be pursuant to the express provisions of this Agreement and any agreement delivered between the parties at Closing. Without limitation of the foregoing, if the Closing occurs, the sole and exclusive remedy of Purchaser for any and all (a) claims relating to any representations, warranties, covenants and agreements that are contained in this Agreement or in any certificate delivered at Closing, (b) other claims pursuant to or in connection with this Agreement and (c) other claims relating to the Assets and the purchase and sale thereof, shall be any right to indemnification from such claims that is expressly provided in this Agreement and any other agreement delivered between the parties at Closing, and if no such right of indemnification is expressly provided, then such claims are hereby waived to the fullest extent permitted by law.

(f) For federal income tax purposes, the Parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Cash Consideration payable to Seller hereof unless a final and nonappealable determination by an appropriate Governmental Body (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

Section 12.5 Indemnification by Seller.

(a) Subject to the terms, conditions, and limitations of this Article 12, from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors) and Affiliates and the permitted successors and assigns of this Agreement of Purchaser (collectively, the “Purchaser Indemnified Persons”) from and against any and all Losses asserted against, resulting from, imposed upon, or incurred or suffered by any Purchaser Indemnified Person to the extent resulting from, arising out of or relating to:

(i) any breach of any representation or warranty of Seller contained in this Agreement or in any certificate furnished by or on behalf of Seller in connection with this Agreement;

(ii) any breach or nonfulfillment of or failure to perform any covenant or agreement of Seller contained in this Agreement or in any certificate furnished by or on behalf of Seller in connection with this Agreement; and

(iii) the Excluded Seller Obligations.

Section 12.6 Indemnification by Purchaser. Excepting matters to the extent for which Purchaser would be entitled to indemnification under Section 12.5, from and after the Closing, subject to the terms and conditions of this Article 12, Purchaser shall indemnify, defend and hold harmless Seller and its directors, officers, employees, agents, consultants, stockholders, advisors and other representatives (including legal counsel, accountants and financial advisors), and Seller’s permitted successors and assigns of this Agreement and Affiliates (collectively, the “Seller Indemnified Persons”) from and against any and all Losses asserted against, resulting from, imposed upon, or incurred or suffered by any Seller Indemnified Person, directly or indirectly, to the extent resulting from, arising out of, or relating to:

(a) any breach of any representation or warranty of Purchaser contained in this Agreement or in any certificate furnished by or on behalf of Purchaser to Seller in connection with this Agreement;

(b) any breach or nonfulfillment of or failure to perform any covenant or agreement of Purchaser contained in this Agreement or any certificate furnished by or on behalf of Purchaser to Seller in connection with this Agreement;

(c) the ownership, use or operation of the Assets after the Effective Time;

(d) the Assumed Seller Obligations; and

(e) Environmental Laws, Environmental Defects, Environmental Liabilities, the release of materials into the environment or protection of human health, safety, natural resources or the environment, or any other environmental condition of the Assets, whether arising prior to, on or after the Effective Time.

Section 12.7 Indemnification Proceedings.

(a) In the event that any claim or demand for which Seller or Purchaser (such Person, an “Indemnifying Party”) may be liable to a Purchaser Indemnified Person under Section 12.5 or to a Seller Indemnified Person under Section 12.6 (an “Indemnified Party”) is asserted against or sought to be collected from an Indemnified Party by a third party (a “Third Party Claim”), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim by delivery of a Claim Notice, provided that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article 12, except (and solely) to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days from receipt of the Claim Notice from the Indemnified Party (in this Section 12.7, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period, and at the cost and expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party.

(b) The Indemnifying Party shall have the right to assume the defense of such Third Party Claim only if and for so long as the Indemnifying Party (i) notifies the Indemnified Party during the Notice Period that the Indemnifying Party is assuming the defense of such Third Party Claim, (ii) uses counsel of its own choosing that is reasonably satisfactory to the Indemnified Party, and (iii) conducts the defense of such Third Party Claim in an active and diligent manner. If the Indemnifying Party is entitled to, and does, assume the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof; provided, however, that notwithstanding the foregoing, if the Indemnified Party’s counsel shall have reasonably opined that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall pay the reasonable fees of counsel to the Indemnified Party (who shall not be the same as the opining counsel), it being understood and agreed, however, that the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys and one local counsel to represent all of the Indemnified Parties subject to such Third Party Claim.

(c) If the Indemnifying Party elects (and is entitled) to assume the defense of such Third Party Claim, (i) no compromise or settlement thereof or consent to any admission or the entry of any judgment with respect to such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party (and no injunctive or other equitable relief is imposed upon the Indemnified Party) and there is an unconditional provision whereby each plaintiff or claimant in such Third Party Claim releases the Indemnified Party from all liability with respect thereto and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party elects not to assume the defense of such Third Party Claim (or fails to give notice to the Indemnified Party during the Notice Period or otherwise is not entitled to assume such defense), the Indemnified Party shall be entitled to assume the defense of such Third Party Claim with counsel of its own choice, at the expense and for the account of the Indemnifying Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (i) at the reasonable expense of the Indemnifying Party, as to which the Indemnifying Party fails to assume the defense during the Notice Period after the Indemnified Party gives a Claim Notice with respect thereto to the Indemnifying Party pursuant to this Article 12 or (ii) at the reasonable expense of the Indemnifying Party, to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, could materially adversely affect the business, condition (financial or other), capitalization, assets, liabilities, results of operations or prospects of the Indemnified Party. The Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of the Indemnifying Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e) In any case in which an Indemnified Party seeks indemnification hereunder and no Third Party Claim is involved, the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party within a reasonably prompt period of time after an officer of such Indemnified Party or its Affiliates has obtained knowledge of the Loss giving rise to indemnification hereunder. The failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article 12 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively mitigate the resulting Losses or otherwise prejudices the Indemnifying Party.

Section 12.8 Disclaimers.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, OR IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 10.2(c), OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE CONVEYANCE, PURCHASER ACKNOWLEDGES AND AGREES THAT (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

(b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 6 OF THIS AGREEMENT, OR IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 10.2(c), OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE ENVIRONMENTAL CONDITION OF THE ASSETS, (III) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR ANY THIRD PARTIES, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, OR (IX) MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

Section 12.9 Recording. As soon as practicable after Closing, Purchaser shall record the Conveyance in the appropriate counties where the Properties are located and provide Seller with copies of all recorded or approved instruments. The Conveyances in the form attached as Exhibit C are intended to convey all of the Assets being conveyed pursuant to this Agreement. Certain Assets or specific portions of the Assets that are leased from, or require the approval to transfer by, a Governmental Body are conveyed under the Conveyance and also are described and covered under separate assignments made by Seller to Purchaser on officially approved forms, or forms acceptable to such entity, in sufficient multiple originals to satisfy applicable statutory and regulatory requirements. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in the Conveyances attached as Exhibit C. Further, such assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein and in the Conveyance as fully and only to the extent as though they were set forth in each such separate assignment.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be signed by facsimile signature or other electronic delivery of an image file reflecting execution hereof and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

Section 13.2 Notice. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by overnight courier service, by electronic mail, or by registered or certified mail, postage prepaid, as follows:

If to Seller:	WR Operating, LLC 3811 Turtle Creek Blvd., Ste. 550 Dallas, TX 75219 Attention: John Wunderlick E-mail: jrwunder@wresourcesllc.com

If to Purchaser:	Northern Oil and Gas, Inc. 601 Carlson Pkwy – Suite 990 Minnetonka, Minnesota 55305 Attn: Adam Dirlam Facsimile: (952) 476-9801

With a copy to (which shall not constitute
Notice to Purchaser):	Northern Oil and Gas, Inc. 601 Carlson Pkwy – Suite 990 Minnetonka, Minnesota 55305 Attn: General Counsel Facsimile: (952) 476-9801

Each party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 13.3 Sales or Use Tax Recording Fees and Similar Taxes and Fees. Purchaser and Seller shall each bear one half of any sales, use, excise, real property transfer, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees (collectively “Transfer Taxes”) incurred and imposed upon, or with respect to, the transactions contemplated by this Agreement. Seller will determine, and Purchaser will cooperate with Seller in determining the amount of any Transfer Taxes, if any, that is due in connection with the transactions contemplated by this Agreement and Purchaser agrees to pay its allocable share of any such Transfer Tax to Seller or to the appropriate Governmental Body. If any of the transactions contemplated by this Agreement are exempt from any such Transfer Taxes upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.

Section 13.4 Expenses. Except as otherwise expressly provided in Section 13.3 or elsewhere in this Agreement, (a) all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the Conveyance delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and (b) all such expenses incurred by Purchaser and all other fees and expenses relating to the registration of title to the Assets after Closing and the registration of the Purchaser Common Stock pursuant to the Registration Rights Agreement shall be borne solely and entirely by Purchaser.

Section 13.5 Governing Law and Venue. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws otherwise applicable to such determinations; provided, however, that any matter related to real property shall be governed by the laws of the State of North Dakota. Subject to Section 4.4(k), Section 5.3(b) and Section 10.4(b), each of the parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Delaware, in New Castle County or the federal courts located in the District of the Delaware. The parties agree that, after a dispute is before a court as specified in this Section 13.5 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each of the parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such action may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the action is brought in an inconvenient forum or that the venue of the action is improper. Each party agrees that a final judgment in any action described in this Section 13.5 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws. THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

Section 13.6 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 13.7 Waivers. Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.8 Assignment. No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 13.9 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto, and the documents to be executed hereunder constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

Section 13.10 Amendment.

(a) This Agreement may be amended or modified only by an agreement in writing executed by the parties hereto.

(b) No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 13.11 No Third-Party Beneficiaries; No Vicarious Liability.

(a) Nothing in this Agreement shall entitle any Person other than Purchaser or Seller to any claims, remedy or right of any kind, except as to those rights expressly provided to the Seller Indemnified Persons and Purchaser Indemnified Persons (provided, however, any claim for indemnity hereunder on behalf of a Seller Indemnified Person or a Purchaser Indemnified Person must be made and administered by a party to this Agreement).

(b) Notwithstanding anything in this Agreement to the contrary, this Agreement may only be enforced against Purchaser and Seller and each of their respective successors and permitted assigns. All claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) or the consummation of the transactions contemplated hereby, may be made only against Purchaser and Seller and each of their respective successors and permitted assigns, and no officer, director, partner, manager, equity holder, employee, or Affiliate of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto) will have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) that may arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including a representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) or the consummation of the transactions contemplated hereby.

Section 13.12 References. In this Agreement:

(a) References to any gender include a reference to all other genders;

(b) References to the singular include the plural, and vice versa;

(c) Reference to any Article or Section means an Article or Section of this Agreement;

(d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

(f) “include” and “including” mean without limitation;

(g) “Or” means and includes “and/or”; and

(h) Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in the Definitions section hereof.

Section 13.13 Construction. Seller and Purchaser have had substantial input into the drafting and preparation of this Agreement and have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. In the event of a dispute over the meaning or application of this Agreement, it shall be construed fairly and reasonably and neither more strongly for nor against either party.

Section 13.14 Conspicuousness. The parties agree that provisions in this Agreement in “bold” and/or “ALL CAPS” type satisfy any requirements of the “express negligence rule” and any other requirements at law or in equity that provisions be conspicuously marked or highlighted.

Section 13.15 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.

Section 13.16 Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 13.17 Limitation on Damages. Notwithstanding any other provision contained elsewhere in this Agreement to the contrary, the parties acknowledge that this Agreement does not authorize one party to sue for or collect from the other party its own punitive damages, or its own consequential, special, incidental or indirect damages in connection with this Agreement and the transactions contemplated hereby and each party expressly waives for itself and on behalf of its Affiliates, any and all Claims it may have against the other party for its own such damages in connection with this Agreement and the transactions contemplated hereby.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

PURCHASER:

NORTHERN OIL AND GAS, INC.

By:	/s/ Brandon R. Elliott
Name:	Brandon R. Elliott
Title:	Chief Executive Officer

SELLER:

WR OPERATING LLC

By:	/s/ John R. Wunderlick
Name:	John R. Wunderlick
Title:	Chief Executive Officer

Schedule 3.1(c)

Stock Consideration

Reference Month[1]	Unrestricted Shares	Reference Price
October 2018	4,894,938	$3.49
November 2018	4,894,938	$3.49
January 2019	4,894,938	$3.49
February 2019	4,758,589	$3.59
March 2019	4,758,589	$3.59
April 2019	4,758,589	$3.59
May 2019	4,629,630	$3.69
June 2019	4,629,630	$3.69
July 2019	4,629,630	$3.69
August 2019	4,507,476	$3.79
September 2019	4,507,476	$3.79
October 2019	4,507,476	$3.79

1 - The month of December 2018 is intentionally omitted.

Exhibit D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of                      , 2018 (this “Agreement”), is made and entered into by and among WR Operating LLC, a Delaware limited liability company (“Investor”), and Northern Oil and Gas, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and Investor are parties to a Purchase and Sale Agreement dated as of July 27, 2018 (the “Purchase Agreement”), pursuant to which Investor may acquire up to 59,041,836 shares of Common Stock (as defined below) of the Company; and

B. In connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to Investor as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. Defined Terms. As used in this Agreement (i) the following terms shall have the meaning ascribed to them below, and (ii) other capitalized terms not defined herein have the meaning ascribed to them in the Purchase Agreement.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” means the first Business Day following either (a) if the Company reasonably determines that financial statements of the Assets meeting the requirements of Rule 3-05 of Regulation S-X are required to be filed by the Company pursuant to Item 9.01 of Form 8-K, the 75th day following Closing or, if later, the 30th day after such financial statements are provided to the Company, or (b) if the Company reasonably determines that financial statements of the Assets are not required, the 30th day following Closing.

“Investor” has the meaning set forth in the preamble.

“Long-Form Registration Statement” has the meaning set forth in Section 2(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Prospectus” means the prospectus that forms a part of the Registration Statement and is used in connection therewith.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means any (a) shares of Common Stock of the Company issued or issuable under the Purchase Agreement, and (b) any shares of Common Stock issued or issuable with respect to any shares described in clause (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other reorganization or similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a person shall be deemed to be a holder of Registrable Securities whenever such person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (ii) all remaining Registrable Securities represent an aggregate value of less than $20,000,000 based on the closing price of Company Common Stock as reported by the NYSE American and such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), (iii) such securities are transferred to a person or entity other than an Affiliate of Investor and Investor does not expressly assign its rights under this Agreement with respect to such securities to the transferee, or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any Short-Form Registration Statement and Long-Form Registration Statement and shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof).

“Rule 144” means Rule 144 adopted by the SEC under the Securities Act or any successor rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Selling Stockholder” means Investor, its executive officers and directors and each person, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Short-Form Registration Statement” has the meaning set forth in Section 2(a).

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“Suspension” has the meaning set forth in Section 3(b).

“Suspension Notice” has the meaning set forth in Section 3(b).

“Underwritten Offering” means an offering (including an offering pursuant to the Short-Form Registration Statement or the Long-Form Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public.

2. Registration Procedures and Expenses.

(a) The Company will prepare and file with the SEC, as promptly as reasonably practicable following the Closing, but in no event later than the Filing Deadline, a registration statement on Form S-3 (or any successor to Form S-3) covering the resale of the Registrable Securities, including as permitted by Rule 415 under the Securities Act (or any successor rule) (the “Short-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 60 days following the filing of the Short-Form Registration Statement (90 days in the event of a full review of the Short-Form Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by Investor. In the event that Form S-3 (or any successor form) is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of Investor’s registration rights pursuant to this Agreement, the Company will prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than the Filing Deadline, a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of the Registrable Securities, including as permitted by Rule 415 under the Securities Act (or any successor rule) (the “Long-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 60 days following the filing of the Long-Form Registration Statement (90 days in the event of a full review of the Long-Form Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by Investor. In the event the resale of any Registrable Securities issued as Additional Consideration is not covered by a Registration Statement filed pursuant to the foregoing provisions of this Section 2, then, within 30 days following the earlier of (i) the date that total number of shares of Purchaser Common Stock issued pursuant to the Purchase Agreement equals 19.9% of the total number of shares of Purchaser Common Stock that were issued and outstanding as of July 27, 2018 and (ii) November 7, 2019, the Company shall either file with the SEC a post-effective amendment to an effective Registration Statement registering such Registrable Securities issued as Additional Consideration or shall file with the SEC a new registration statement on Form S-3 (or any successor to Form S-3) or on Form S-1 (or any successor to Form S-1), as applicable, covering the resale of such Registrable Securities and in accordance with the other terms of this Section 2.

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(b) The Company will use its best efforts to:

(i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary or advisable to keep the Registration Statement continuously effective and current for the Registrable Securities held by Investor for a period ending on the earlier of (i) the date on which all Registrable Securities cease to be Registrable Securities or (ii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144. The Company will notify Investor promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the SEC and advise Investor that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii) furnish to Investor and its representatives and counsel in advance of filing the Registration Statement or the Prospectus or any amendment or supplement thereto a copy of a reasonably complete draft of such Registration Statement or Prospectus or any amendment or supplement thereto, and provide Investor the opportunity to object to any information pertaining to Investor and its plan of distribution that is contained therein and make necessary corrections reasonably requested by Investor with respect to such information or plan of distribution prior to filing the Registration Statement or the Prospectus or any amendment or supplement thereto;

(iii) furnish to Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by Investor;

(iv) make any blue sky filings or other qualifications under securities laws of such jurisdictions as Investor shall reasonably request and shall advise Investor, promptly, of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(v) pay the expenses incurred by the Company and Investor in complying with this Agreement, including, without limitation, all registration and filing fees, FINRA fees, exchange listing fees, fees of transfer agents and registrars, printing expenses, fees and disbursements of counsel and independent reserve engineers for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of Investor and excluding any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by Investor);

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(vi) advise Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(vii) upon request and subject to appropriate confidentiality obligations, furnish to Investor copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the Registration Statement;

(viii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of the Registration Statement;

(ix) if requested by Investor, (i) incorporate in a prospectus supplement or post-effective amendment such information as Investor reasonably requests in writing to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(x) in connection with an Underwritten Offering, use commercially reasonable efforts to provide to Investor a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(xi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by Investor and any underwriter or broker participating in any disposition of Registrable Securities and any attorney, accountant or other agent retained by any such Investor, broker or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with a Registration Statement; provided, that the Company need not disclose any non-public information to any such person unless and until such person has entered into a confidentiality agreement with the Company; and

(xii) with a view to making available to Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public

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information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately without restriction, and without regard for whether the Company has filed and made available the information contemplated by Rule 144(c)(1), pursuant to Rule 144 or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to Investor upon request, as long as Investor owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(c) The Company understands that Investor disclaims being an underwriter but acknowledges that a determination by the SEC that Investor is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

(d) If, on or after April 1, 2019, the Investor elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $20,000,000 from such Underwritten Offering, then the Company shall, at the request of Investor, enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with an underwriter or underwriters selected pursuant to this Section 2 and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or Investor in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one (1) Underwritten Offering pursuant to this Agreement in any 180-day period or more than four (4) Underwritten Offerings pursuant to this Agreement; provided further, that an Underwritten Offering shall not count against such limit unless and until the Requesting Holder(s) are able to sell at least seventy-five percent (75%) of the Registrable Shares requested to be included in such Underwritten Offering. The Company shall select the Managing Underwriter and any other underwriters in connection with any Underwritten Offering. The Investor shall determine the pricing of the Registrable Securities offered pursuant to any Underwritten Offering and the applicable underwriting discounts and commissions.

(e) In connection with any Underwritten Offering contemplated by Section 2(d), the underwriting agreement into which the Investor and the Company shall enter into shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings. Investor shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements or indemnities regarding Investor, Investor’s title in the securities being registered on its behalf, Investor’s authority to enter into such underwriting agreement and to sell, and information provided by Investor for inclusion in the Registration Statement relating thereto and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

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(f) The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iii) is eligible for sale under Rule 144. Investor agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than five (5) days following the delivery by Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends.

3. Transfer of Shares After Registration; Suspension.

(a) Except in the event that Section 3(b) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to Investor, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide Investor copies of any documents filed pursuant to clause (i) above; and (iii) upon request, inform Investor that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify Investor to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify Investor pursuant to Section 2(b)(i) when the amendment has become effective).

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(b) In the event: (i) of any request by the SEC during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until Investor is advised in writing by the Company that the current Prospectus may be used, and has received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as practicable after delivery of a Suspension Notice to Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and Investor, the Company and Investor shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 3(b).

(c) If a Suspension is not then in effect, Investor may sell Registrable Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to Investor and to any other parties reasonably requiring such Prospectuses.

4. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact in the Registration Statement or omission to state a material fact required to be stated therein or

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necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The indemnity provided in this Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Stockholder and shall survive any transfer of Registrable Securities by such Selling Stockholder.

(b) Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), to the extent that such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by Investor to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of Investor specifically for use in preparation of the Registration Statement, and Investor will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify and reimburse expenses shall be limited to the net amount of the proceeds received by Investor from the sale of the Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4 (except to the extent that

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such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsections 4(a) or 4(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and Investor agree that it would not be just and equitable if contribution pursuant to this subsection 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 4(d). The amount paid or

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payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 4(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 4(d), Investor will not be required to contribute any amount in excess of the amount by which the net amount received by Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which Investor has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(f) The obligations of the Company and of Investor under this Section 4 shall survive completion of any offering of Registrable Securities pursuant to the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

5. Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by Investor, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to Investor:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b) upon the request of Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to stockholders; and

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(c) upon the reasonable request of Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of Investor, will meet with Investor or its representatives at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with Investor’s investigation for the purpose of reducing or eliminating Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with Investor until and unless Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6. Regulation M. The Company will not take any direct or indirect action prohibited by Regulation M under the Exchange Act or that would cause Investor to be prohibited or limited under Regulation M or any similar rule from selling any shares of Common Stock pursuant to the Registration Statement.

7. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by Investor to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Registrable Securities, or to any Affiliate of Investor that acquires any Registrable Securities. Any such permitted assignee will have all the rights of such Investor under this Agreement with respect to the Registrable Securities transferred.

8. Required Questionnaire. Investor agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit A (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of Investor in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder if Investor fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three Business Days prior to the filing of the Registration Statement.

9. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Subsection 2(b)(v) and Section 4 will survive any such termination.

10. Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be signed by facsimile signature or other electronic delivery of an image file reflecting execution hereof and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

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11. Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by overnight courier service, by electronic mail, or by registered or certified mail, postage prepaid, as follows:

If to Investor:	WR Operating, LLC 3811 Turtle Creek Blvd., Ste. 550 Dallas, TX 75219 Attention: John Wunderlick E-mail: jrwunder@wresourcesllc.com

If to the Company:	Northern Oil and Gas, Inc. Attention: Erik J. Romslo 601 Carlson Parkway, Suite 990 Minnetonka, MN 55305 Phone: (952) 476-9800 E-mail: eromslo@northernoil.com

With a copy to (which shall not constitute Notice to the Company):	Faegre Baker Daniels LLP Attention: Morgan Burns 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, MN 55402 Phone: (612) 766-7136 E-mail: morgan.burns@faegrebd.com

Each party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

12. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

13. Governing Law and Venue. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

14. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other

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party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.

15. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

16. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of Investor; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

17. Entire Agreement. This Agreement, together with the Purchase Agreement and the Exhibits and Schedules attached thereto and hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

18. Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

19. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the persons specifically identified in Section 4 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 4.

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20. Severability. If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

COMPANY:

NORTHERN OIL AND GAS, INC.

By:
Name:
Title:

INVESTOR:

WR OPERATING LLC

By:
Name:
Title:

Exhibit A

to Registration Rights Agreement

NORTHERN OIL AND GAS, INC.

SELLING HOLDER QUESTIONNAIRE

The purpose of this questionnaire is to obtain information to be used by Northern Oil and Gas, Inc. (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of Company Common Stock currently outstanding and/or of certain shares of Company Common Stock to be issued upon exercise of currently outstanding warrants to purchase Company Common Stock.

Please answer all questions fully. Do not leave questions blank – if the answer to any question is “Not Applicable,” please indicate by marking “N/A.” If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

Please complete and sign this Questionnaire and fax or email it to:

Northern Oil and Gas, Inc. Attn: Erik Romslo – General Counsel (f) 952-476-9801 eromslo@northernoil.com

If you have any questions concerning this Questionnaire, please call Erik Romslo at 952-476-9800. You may wish to keep a copy of the Questionnaire for your records.

PLEASE COMPLETE AND RETURN THIS QUESTIONNAIRE AS SOON AS POSSIBLE, BUT NO LATER THAN [DATE].

Failure to return the questionnaire may result in the exclusion of your name and shares from the registration statement.

1.	Please set forth your name and address.

Full legal name:

Address:

2.

Please state the total number of currently outstanding shares of Company Common Stock that you beneficially own* and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list shares underlying options and warrants. See Question #3).

3.

Please list any outstanding options and warrants to purchase Company Common Stock that you beneficially own*, including (i) the number of shares of Company Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant.

Number of Shares Covered by Option or Warrant	Date Exercisable	Exercise Price	Expiration Date

4.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

5.

If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3.

6.

Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3.

*	See Appendix A for definitions

7.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

8.

If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

9.

With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

10.

Please review Appendix B “Plan of Distribution.” Please identify and describe any method of distribution, other than described in Appendix B, that you plan on using to sell your shares of the Company’s Common Stock. By signing below, you agree to distribute your shares of the Company’s Common Stock as described in Appendix B and this Item 10 and to notify the Company of any plan to distribute the Company’s Common Stock that is not described in Appendix B or herein under Item 10.

The undersigned, a Selling Stockholder of the Company, hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify Erik Romslo, at the address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Common Stock of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Dated: _________ ___, 20___

By:
Name:
Its:

*	See Appendix A for definitions

Appendix A

to Selling Holder Questionnaire

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.

Appendix B

to Selling Holder Questionnaire

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of shares of Common Stock, of which shares are issued and outstanding and up to shares are issuable upon exercise of warrants. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we may receive up to $ upon the exercise of all of the warrants by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. If the shares of Common Stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus:

•	through one or more broker-dealers or agents (and may involve crosses, block transactions or hedging transactions);

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten offerings;

•	through hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume;

•	on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale;

•	in the over-the counter market;

•	in privately negotiated transactions;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in a combination of such transactions; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may set the price or prices of their shares of Common Stock at:

•	fixed prices;

•	carrying prices determined at the time of sale;

•	market prices prevailing at the time of such sale;

•	prices related to market prices; or

•	negotiated prices.

In connection with sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent. [We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of Common Stock.]

The selling stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of Common Stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of Common Stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will bear all expenses of the registration of the shares of Common Stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the registration rights agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.